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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Neenah Paper, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2013 ANNUAL MEETING
AND
PROXY STATEMENT

April 12, 2013

Dear Stockholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2013 Annual Meeting of Stockholders of Neenah Paper, Inc. to be held at the Company's headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 on Thursday, May 30, 2013 at 10:00 a.m., Eastern Time.

        2012 was a very successful year for Neenah and for our stockholders as we continued to execute against our value-adding strategic plan. We achieved significant revenue growth through acquisitions and organic growth in targeted higher value products. In addition, we improved operating margins and increased our return on invested capital. All of which helped to create value and provide attractive returns for our stockholders. In 2012, we again increased our dividend, initiated a share repurchase program and achieved an increase in stock price of 28%. We are proud of our 2012 results and the contributions of Neenah's dedicated employees around the world that made it possible and will make a difference in our future successes.

        The formal business to be transacted at the 2013 Annual Meeting includes:

  •
  The election of three Class III directors for a three-year term;

  •
  Approval of an advisory vote on the Company's executive compensation;

  •
  Approval of the amendment and restatement of the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan; and

  •
  The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

        At the meeting, we will provide a brief report on our results and strategies. Our directors and executive officers, as well as representatives from Deloitte & Touche LLP, will be in attendance to answer any questions you may have.

        Regardless of whether you choose to attend or not, please either vote electronically using the Internet, vote by telephone, or follow the procedures for requesting written copies of the proxy materials described in the attached Proxy Statement and mark, date, sign and return the proxy card included with those materials at your earliest convenience. This will assure your shares will be represented and voted at the Annual Meeting.

Sincerely,

JOHN P. O'DONNELL President and Chief Executive Officer

Neenah Paper, Inc.

Preston Ridge III
3460 Preston Ridge Road, Suite 600
Alpharetta, Georgia 30005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2013

        NOTICE HEREBY IS GIVEN that the 2013 Annual Meeting of Stockholders of Neenah Paper, Inc. will be held at the Company's headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 on Thursday, May 30, 2013 at 10:00 a.m., Eastern time, for the purpose of considering and voting upon:

  1.
  A proposal to elect as Class III directors the three nominees named in the attached Proxy Statement to serve until the 2016 Annual Meeting of Stockholders;

  2.
  A proposal to approve, on an advisory basis, the Company's executive compensation;

  3.
  A proposal to approve an amendment and restatement of the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan;

  4.
  A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Neenah Paper, Inc. for the fiscal year ending December 31, 2013; and

  5.
  Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

        Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 28, 2013 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

        The Proxy Statement and the 2012 Annual Report to Stockholders are available at http://www.neenah.com/proxydocs.

By order of the Board of Directors.

STEVEN S. HEINRICHS Senior Vice President, General Counsel and Secretary

Alpharetta, Georgia
April 12, 2013

        PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN VOTE ELECTRONICALLY, BY TELEPHONE, OR REQUEST PRINTED PROXY MATERIALS AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

Neenah Paper, Inc.

Preston Ridge III
3460 Preston Ridge Road, Suite 600
Alpharetta, Georgia 30005

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2013

        This Proxy Statement is furnished to the stockholders of Neenah Paper, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2013 Annual Meeting of Stockholders and at any adjournments thereof. The Annual Meeting will be held at the Company's headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 on Thursday, May 30, 2013 at 10:00 a.m., Eastern Time. When used in this Proxy Statement, the terms "we," "us," "our," "the Company" and "Neenah" refer to Neenah Paper, Inc.

        The approximate date on which this Proxy Statement is being filed and the Notice is being sent or given to stockholders is April 12, 2013.

VOTING

General

        The securities that can be voted at the Annual Meeting consist of our common stock, par value $0.01 per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting is the close of business March 28, 2013. On the record date 15,970,208 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

        In voting with regard to the proposal to elect as Class III directors (Proposal 1) the three nominees named herein, stockholders may vote for all nominees listed herein, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is a majority of the shares of common stock represented and entitled to vote on Proposal 1, provided a quorum is present. Votes that are withheld will be considered as shares present and entitled to vote for the proposal, and therefore will have the same legal effect as votes against the proposal.

        In voting with regard to the proposal to approve, on an advisory non-binding basis, the Company's executive compensation (Proposal 2), stockholders may vote in favor of the proposal, against the proposal, or may abstain from voting. The vote required to approve Proposal 2 is majority of the shares of common stock represented and entitled to vote on Proposal 2, provided a quorum is present. As a result, abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal, and therefore will have the same legal effect as votes against the proposal.

        In voting with regard to the proposal to approve the amendment and restatement of the existing Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan (the "Omnibus Plan") (Proposal 3), stockholders may vote in favor of the proposal, against the proposal, or may abstain from voting. The vote required to approve Proposal 3 is majority of the shares of common stock represented and entitled to vote on Proposal 3, provided a quorum is present. As a result, abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal, and therefore will have the same legal effect as votes against the proposal.

        In voting with regard to the proposal to ratify the appointment of the independent registered public accounting firm (Proposal 4), stockholders may vote in favor of the proposal, against the proposal, or may abstain from voting. The vote required to approve Proposal 4 is a majority of the shares of common stock represented and entitled to vote at the Annual Meeting, provided a quorum is present. Abstentions will be considered as shares present and entitled to vote for the proposal, and therefore will have the same legal effect as votes against the proposal.

        If your shares are held in the name of a bank or brokerage firm (in "street name") and you do not vote your shares, your bank or brokerage firm can only vote your shares in their discretion upon proposals which are considered "discretionary" proposals. We believe that Proposal 4 is a discretionary proposal. Brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker for proposals which are considered "non-discretionary" (a "broker non-vote"). We believe Proposals 1, 2, and 3 are non-discretionary proposals. As such, broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be considered as shares entitled to vote on Proposals 1, 2, and 3 and therefore will have no effect on the outcome of these proposals.

Proxy Voting Procedures

        We are choosing to follow the Securities and Exchange Commission ("SEC") rules that allow companies to furnish proxy materials to stockholders via the Internet.. If you received a Notice of Internet Availability of Proxy Materials, or "Notice," by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 12, 2013.

        You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct.

        If your shares are held in your name, you can vote by proxy in three convenient ways:

  •
  Via the Internet:  Go to http://www.proxyvote.com and follow the instructions.

  •
  By Telephone:  Call toll-free 1-800-690-6903 and follow the instructions.

  •
  By Mail:  Request a printed copy of the proxy materials disclosed in this Proxy Statement and complete, sign, date and return your proxy card in the envelope included with your printed proxy materials.

        If your shares are held in street name, the availability of telephone and internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm. All properly executed proxies received by Neenah in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

        Any stockholder of record delivering a proxy has the power to revoke it at any time before it is voted: (i) by giving written notice to Steven S. Heinrichs, Senior Vice President, General Counsel and Secretary of Neenah, at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005; (ii) by submitting a proxy card bearing a later date, including a proxy submitted via the Internet or by telephone; or (iii) by voting in person at the Annual Meeting. Please note, however, that any beneficial owner of our common stock whose shares are held in street name may (a) revoke his or her proxy and (b) attend and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures as then may be employed by such beneficial owner's brokerage firm or bank. In particular, in order to attend and vote his or her shares at the Annual Meeting, a beneficial owner generally must obtain a form of proxy or other appropriate documentation from such beneficial owner's brokerage firm or bank.

        We are also sending the Notice and voting materials to participants in various employee benefit plans of Neenah. The trustee of each plan, as the stockholder of record of the shares of common stock held in the plan, will vote whole shares of stock attributable to each participant's interest in the plan in accordance with the directions the participant gives or, if no directions are given by the participant, in accordance with the directions received from the applicable plan committees.

        In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees, in person and by telephone or email and facsimile. We expect to retain Georgeson Inc. to aid in the solicitation at a cost of approximately $8,000, plus reimbursement of out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

        We will announce the final results on our web site at www.neenah.com shortly after the meeting and on Form 8-K immediately following the meeting.

        If a signed proxy card is received which does not specify a vote or an abstention, then the shares represented by that proxy card will be voted FOR the election of all Class III director nominees described herein, FOR the approval of the Company's executive compensation, FOR the approval of the amendment and restatement of the Omnibus Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013. Neenah is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2013 with respect to: (i) each of our directors; (ii) each of the named executive officers appearing elsewhere herein; and (iii) all executive officers and directors as a group, based in each case on information furnished to us by such persons. As used in this Proxy Statement, "beneficial ownership" means that a person has, as of March 28, 2013, or may have within 60 days thereafter, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power to dispose of or direct the disposition of a security.

Name	Shares Beneficially Owned(1)		Percent of Class(2)
Sean T. Erwin	88,678	(3)	*
Edward Grzedzinski	23,520	(4)	*
Steven S. Heinrichs	46,626	(5)	*
Mary Ann Leeper	22,780	(6)	*
Bonnie C. Lind	97,250	(7)	*
Timothy S. Lucas	32,610	(8)	*
John F. McGovern	20,215	(9)	*
Philip C. Moore	27,897	(10)	*
John P. O'Donnell	154,255	(11)	*
Julie A Schertell	13,738	(12)	*
Armin S. Schwinn	2,650	(13)	*
Stephen M. Wood	33,090	(14)	*
All directors and executive officers as a group (12 persons)	563,308		3.5

(1)
Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed. Shares of common stock held by the trustee of Neenah's 401(k) Retirement Plan and Retirement Contribution Plan for the benefit of, and which are attributable to our executive officers are included in the table.

(2)
An asterisk indicates that the percentage of common stock beneficially owned by the named individual does not exceed 1% of the total outstanding shares of our common stock.

(3)
Includes 25,170 shares of common stock subject to stock options that are exercisable by Mr. Erwin as of March 28, 2013 or within 60 days thereafter and (ii) 925 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 28, 2013.

(4)
Includes (i) 10,455 shares of common stock subject to stock options that are exercisable by Mr. Grzedzinski as of March 28, 2013 or within 60 days thereafter and (ii) 1,850 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 28, 2013.

(5)
Includes 39,431 shares of common stock subject to stock options that are exercisable by Mr. Heinrichs as of March 28, 2013 or within 60 days thereafter.

(6)
Includes (i) 10,345 shares of common stock subject to stock options that are exercisable by Dr. Leeper as of March 28, 2013 or within 60 days thereafter and (ii) 1,850 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 28, 2013.

(7)
Includes 35,315 shares of common stock subject to stock options that are exercisable by Ms. Lind as of March 28, 2013 or within 60 days thereafter.

(8)
Includes (i) 21,655 shares of common stock subject to stock options that are exercisable by Mr. Lucas as of March 28, 2013 or within 60 days thereafter and (ii) 1,850 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 28, 2013.

(9)
Includes 16,060 shares of common stock subject to stock options that are exercisable by Mr. McGovern as of March 28, 2013 or within 60 days thereafter.

(10)
Includes (i) 17,025 shares of common stock subject to stock options that are exercisable by Mr. Moore as of March 28, 2013 or within 60 days thereafter and (ii) 1,867 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 28, 2013.

(11)
Includes 103,865 shares of common stock subject to stock options that are exercisable by Mr. O'Donnell as of March 28, 2013 or within 60 days thereafter.

(12)
Includes 8,516 shares of common stock subject to stock options that are exercisable by Ms. Schertell as of March 28, 2013 or within 60 days thereafter.

(13)
Includes 2,650 shares of common stock subject to stock options that are exercisable by Mr. Schwinn as of March 28, 2013 or within 60 days thereafter.

(14)
Includes (i) 18,345 shares of common stock subject to stock options that are exercisable by Dr. Wood as of March 28, 2013 or within 60 days thereafter and (ii) 1,850 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 28, 2013.

        The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2012 for each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Blackrock, Inc.	1,228,609	(1)	7.75%
40 East 52nd Street
New York, NY 10022
Vanguard Group, Inc.	1,088,331	(2)	6.86%
100 Vanguard Blvd.
Malvern, PA 19355
Allianz Global Investors U.S. Holdings LLC	897,014	(3)	5.70%
680 Newport Center Drive, Suite 250
Newport Beach, CA 92660

(1)
The amount shown and the following information is derived from the Schedule 13G filed by BlackRock, Inc. on February 8, 2013, reporting beneficial ownership as of December 31, 2012. Of the 1,228,609 shares shown, BlackRock, Inc. has sole dispositive power and sole voting power over all 1,228,609 shares.

(2)
The amount shown and the following information is derived from the Schedule 13G filed by Vanguard Group, Inc. on February 12, 2013, reporting beneficial ownership as of December 31, 2012. Of the 1,088,331 shares shown, Vanguard Group, Inc. has sole dispositive power over 1,063,176 shares, shared dispositive power over 25,155 shares and sole voting power over 26,255 shares.

(3)
The amount shown and the following information is derived from the Schedule 13G filed by Allianz Global Investors U.S. LLC and NFJ Investment Group LLC, on February14, 2013, each of which does not affirm the existence of a group, reporting beneficial ownership as of December 31, 2012. Of the 897,014 shares shown, the reporting entities, taken as a whole, report sole dispositive power and sole voting power over all 897,014 shares.

PROPOSAL 1—
ELECTION OF DIRECTORS

        The Board currently consists of eight members divided into two classes of three directors and one class of two directors. The directors in each class serve three year terms, with the terms of the Class III directors expiring at the 2013 Annual Meeting. The Board has nominated Sean T. Erwin, John F. McGovern and Edward Grzedzinski, each a current director of Neenah, for re-election as Class III directors at the 2013 Annual Meeting. If elected, the nominees will serve a three-year term expiring at the 2016 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

        Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

        If any incumbent nominee for director in an uncontested election should fail to receive the required affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, under Delaware law the director remains in office as a "holdover" director until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death. In the event of a holdover director, the Board of Directors in its discretion may request the director to resign from the Board. If the director resigns, the Board of Directors may immediately fill the resulting vacancy, allow the vacancy to remain open until a suitable candidate is located and appointed or adopt a resolution to decrease the authorized number of directors.

        The Board unanimously recommends that the stockholders vote "FOR" the proposal to elect Sean T. Erwin, John F. McGovern and Edward Grzedzinski as Class III directors for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

        Set forth below is certain information as of March 28, 2013, regarding the three nominees and each director continuing in office, including their ages, principal occupations (which have continued for at least the past five years unless otherwise noted), current Board experience and participation, and how the background, experience and qualification of each nominee and director make them well suited to serve on Neenah's Board.

Information Regarding Directors Nominated for Reelection

        Sean T. Erwin, born in 1951, is the Chairman of our Board of Directors. Mr. Erwin served as the Company's President and Chief Executive Officer from 2004 through May 2011. Prior to the spin-off of Neenah from Kimberly-Clark Corporation on November 30, 2004 (the "spin-off"), Mr. Erwin had been an employee of Kimberly-Clark since 1978, and had held increasingly senior positions in both finance and business management. In January 2004, Mr. Erwin was named President of Kimberly-Clark's Pulp and Paper Sector, which comprised the businesses transferred to us by Kimberly-Clark in the spin-off. He served as the President of the Global Nonwoven business from early 2001. He has also served as the President of the European Consumer Tissue business, Managing Director of Kimberly-Clark Australia, as well as previously serving as President of the Pulp and Paper Sector, and President of the Technical Paper business. Mr. Erwin received his BS in Accounting and Finance from Northern Illinois University. Mr. Erwin currently serves as a director of Carmike Cinemas, Inc. Mr. Erwin has served as a director of Neenah since November 30, 2004. Mr. Erwin's extensive experience as former CEO of the Company and his vast industry experience and leadership positions make him an effective member of Neenah's Board.

        John F. McGovern, born in 1946, is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, Georgia. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981 to 1999, including Executive Vice President/Chief Financial Officer from 1994 to 1999. Previously, Mr. McGovern had been Vice President and Director, Forest Products and Package Division of Chase Manhattan Bank. He currently serves as a director of NewPage Corporation and Xerium Technologies, Inc. where he serves as audit committee chairman. Mr. McGovern also served as a director of GenTek, Inc. from 2003 to 2009, Maxim Crane Works Holdings, Inc. from 2005 to 2008, and Collective Brands Inc. from 2003 to 2012. From 2006 to 2010 Mr. McGovern served as lead director of Neenah's Board for all executive sessions of non-management directors. Mr. McGovern has served as a director of Neenah since January 10, 2006. Mr. McGovern received his BS from Fordham University. Mr. McGovern's extensive experience as the senior financial executive of a multi-national paper products company and his experience as an executive in the financial services industry as well as his experience on other public company boards make him an effective member of Neenah's Board.

        Edward Grzedzinski, born in 1955, served as the Chief Executive Officer of NOVA Information Systems from 1993 to 2001, and Vice Chairman of US Bancorp from November 2001 to 2004. Mr. Grzedzinski has over 25 years of experience in the electronic payments industry and was a co-founder of NOVA Information Systems in 1991. Mr. Grzedzinski served as a member of the Managing Committee of US Bancorp, and was a member of the Board of Directors of US Bank, N.A. Mr. Grzedzinski also served as Chairman of euroConex Technologies, Limited, a European payment processor owned by US Bancorp until November 2004 and was a member of the Board of Directors of Indus International, a global provider of enterprise asset management products and services until April 2005. Mr. Grzedzinski has served as a director of Marlin Business Services since May 2005 and Neenah Paper since November 30, 2004. In May 2012, Mr. Grzedzinski was elected as Presiding Director (Senior Non-Executive Director) of Neenah. Mr. Grzedzinski's experience as chief executive officer and chairman of a financial services company and experience on other boards makes him an effective member of Neenah's Board.

Class I Directors—Term Expiring at the 2014 Annual Meeting

        Timothy S. Lucas, CPA, born in 1946, has served as an independent consultant on financial reporting issues practicing as Lucas Financial Reporting since 2002. From 1988 to 2002, Mr. Lucas worked at the Financial Accounting Standards Board ("FASB"), where he was the Director of Research and Technical Activities, and Chairman of the FASB's Emerging Issues Task Force. Mr. Lucas has served as a director of Neenah since November 30, 2004. Mr. Lucas received his BA in Economics and BS in Accounting from Rice University and his Master of Accounting from the Jesse H. Jones Graduate School, Rice University. Mr. Lucas' experience at FASB and his educational background make him an effective member of Neenah's Board.

        Philip C. Moore, born in 1953, is a partner at McCarthy Tétrault LLP, Canada's national law firm. Mr. Moore practices corporate and securities law, with particular emphasis on corporate governance and finance, mergers and acquisitions and other business law issues. He has been involved in many corporate mergers, acquisitions, dispositions and reorganizations, as well as capital markets transactions in a variety of industries and geographies. Mr. Moore has extensive experience in corporate transactions involving the pulp and paper industries. Mr. Moore has been awarded the designation "Chartered Director" from the Directors College, Canada's leading director education program run by McMaster University and the Conference Board of Canada. He has advised on the design and implementation of numerous executive compensation plans, as well as on executive compensation governance matters. Mr. Moore has been with McCarthy Tétrault LLP since 1988, before which he practiced in Toronto, Canada and Sydney, Australia. From 1994 until 2000 he was a director of Imax Corporation and is currently a director of a number of private corporations. Mr. Moore has served as a director of Neenah since November 30, 2004. Mr. Moore received his BA from McMaster University and his LLB from Queen's University. Mr. Moore's educational background and extensive experience in corporate governance and business law makes him an effective member of Neenah's Board.

        John P. O'Donnell, born in 1960, is President and Chief Executive Officer of the Company. Prior to being CEO, Mr. O'Donnell served as Chief Operating Officer of the Company and President, Fine Paper. Mr. O'Donnell was employed by Georgia-Pacific Corporation from 1985 until 2007 and held increasingly senior management positions in the Consumer Products division. Mr. O'Donnell served as President of the North American Retail Business from 2004 through 2007, and as President of the North American Commercial Tissue business from 2002 through 2004. Mr. O'Donnell received his BS from Iowa State University. Mr. O'Donnell has served as a director of Neenah since November 2010. Mr. O'Donnell's extensive experience in the paper and consumer products industries, and his leadership positions in the Company, make him an effective member of Neenah's Board.

Class II Directors—Term Expiring at the 2015 Annual Meeting

        Mary Ann Leeper, Ph.D., born in 1940, is Senior Strategic Advisor of The Female Health Company. She stepped down as its President and Chief Operating Officer in May 2006; a position she held since 1996. Dr. Leeper was President and Chief Operating Officer of The Female Health Company Division of the Wisconsin Pharmacal Company from 1994 to 1996, and held other senior positions from 1987 to 1994 in the Wisconsin Pharmacal Company (renamed The Female Health Company in 1996). Dr. Leeper has served as a Director of The Female Health Company since 1987. Dr. Leeper was an Adjunct Professor at the University of Virginia's Darden Graduate School of Business MBA program from 2001 to 2012. She held senior positions at G D Searle, was Assistant Professor at Temple University Schools of Pharmacy and Medicine, as well as a biochemist for Wyeth Laboratories and McNeil Laboratories. Dr. Leeper's educational background includes a B.S., Drexel University; M.S., Temple University, M.M., Northwestern University and Ph.D. from Temple University. Dr. Leeper has served as a director of Neenah since November 30, 2004. Dr. Leeper's educational background and her experience as senior executive of a technical manufacturing company makes her an effective member of Neenah's Board.

        Stephen M. Wood, Ph.D., born in 1946, is Chairman of the Board for FiberVisions Corporation which is a leading global manufacturer of synthetic fibers for consumer products, construction and industrial applications. Dr. Wood was President and Chief Executive Officer of FiberVisions from 2006 to 2012. Dr. Wood is also Chairman of the Board of ESFV which is a global joint Venture with JNC Corporation, a leading Japanese Chemical Company. From 2001 to 2004, Dr. Wood served as President and Chief Executive Officer of Kraton Polymers, a specialties chemical company, and Chairman and Representative Director of JSR Kraton Elastomers, a Japanese joint venture company. Prior to this Dr. Wood was President of the Global Elastomers business of Shell Chemicals, Ltd., and a Vice President of that company. Dr. Wood was also elected International President of the International Institute of Synthetic Rubber Producers. Dr. Wood has a BSc in Chemistry and a Ph.D. in Chemical Engineering from Nottingham University, United Kingdom and is a graduate of the Institute of Chemical Engineers. Dr. Wood has served as a director of Neenah since November 30, 2004. Dr. Wood's educational background and his experience as a senior executive of a chemical manufacturing company provides the knowledge base and experience to make him an effective member of Neenah's board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, which we refer to as the Nominating Committee. During 2012 our Board held five meetings, the Audit Committee held seven meetings, the

Compensation Committee held six meetings and the Nominating Committee held four meetings. The Company's Corporate Governance Policies provide that all directors are expected to regularly attend and participate in Board and Committee meetings and encourage the directors to attend the Company's Annual Meeting. In 2012 all of our directors attended more than 75% of the meetings of the Board and meetings of the committees of which he or she is a member. Neenah holds regularly scheduled executive sessions of non-management directors and the independent directors hold executive sessions at least once every year without management or the non-executive directors present. Seven of the Company's directors were in attendance at the 2012 Annual Meeting.

Audit Committee

        The Audit Committee is comprised solely of directors who meet the independence requirements of the New York Stock Exchange ("NYSE") and the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are financially literate, as required by NYSE rules. At least one member of the Audit Committee is an audit committee financial expert, as defined by the rules and regulations of SEC. The Audit Committee has been established in accordance with applicable rules promulgated by the NYSE and SEC. The Audit Committee assists the Board in monitoring:

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  the quality and integrity of our financial statements;

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  our compliance with ethical policies contained in our Code of Business Conduct and Ethics and legal and regulatory requirements as well as the administration of our policy regarding related party transactions;

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  the independence, qualification and performance of our registered public accounting firm;

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  the performance of our internal auditors; and

  •
  related party transactions.

        The Audit Committee is governed by the Audit Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

        The members of the Audit Committee, which met seven times in 2012, are Messrs. Lucas (Chairperson), Moore and Dr. Wood. The Board has determined, based on his experience at the FASB, that Mr. Lucas is an audit committee financial expert within the meaning of the SEC's rules.

Nominating and Corporate Governance Committee

        The Nominating Committee is comprised solely of directors who meet the NYSE independence requirements. The Nominating Committee:

  •
  oversees the process by which individuals are nominated to our Board;

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  reviews the qualifications, performance and independence of members of our Board;

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  reviews and recommends policies with respect to composition, organization, processes and practices of our Board, including diversity; and

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  identifies and investigates emerging corporate governance issues and trends that may affect us.

        The Nominating Committee is governed by the Nominating and Corporate Governance Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

        The members of the Nominating Committee, which met four times in 2012, are Dr. Leeper (Chairperson), Messrs. McGovern and Grzedzinski.

Compensation Committee

        The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, meet the requirements for a "nonemployee director" under the Exchange Act, and meet the requirements for an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee:

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  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and sets such compensation;

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  approves, in consultation with our Chief Executive Officer, the compensation of our officers who are elected by our Board;

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  makes recommendations to our Board with respect to our equity-based plans and executive incentive compensation plans; and

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  reviews with management and approves awards under our long-term incentive-compensation plans and equity-based plans.

        The Compensation Committee is governed by the Compensation Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

        The members of the Compensation Committee, which met six times in 2012, are Messrs. Moore (Chairperson), McGovern and Dr. Wood.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

CORPORATE GOVERNANCE

Independent Directors & Board Structure

        Our Amended and Restated Bylaws provide that a majority of the directors on our Board shall be independent. In addition, the Corporate Governance Policies adopted by the Board, described further below, provide for independence standards consistent with NYSE listing standards. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director's immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company.

        The Board selects from among its members the Chairman of the Board. The Board also elects the Chief Executive Officer of the Company. The Board believes that at this time it is appropriate for Sean T. Erwin to serve as the Chairman while John P. O'Donnell serves as Chief Executive Officer and a member of the Board. Mr. Erwin's position as Chairman and Mr. O'Donnell's position as both CEO and a Director provides a continuity of leadership between the senior executive team and the Board and enhances the corporate governance environment of the Board. In addition, in 2012 the Board appointed Edward Grzedzinski to serve as the Presiding Director to chair all meetings of the independent directors. Having six out of eight independent directors provides Neenah with a sufficient level of oversight, governance and independence without unduly limiting the senior executives from acting in the best interest of the Company and its shareholders.

        In evaluating the independence of our independent directors, the Board also considered whether any of the independent directors had any material relationships with Neenah and concluded that no such material relationship existed that would impair their independence. See "Approval of Related Party Transactions" below. In making this determination, the Board relied both on information provided by our directors as well as information developed internally by Neenah. As is currently the case, immediately after the election of the nominees to the Board of Directors, a majority of all directors holding office will be independent directors. The Nominating Committee and the Board have affirmatively determined that six of the Company's eight directors do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NYSE listing standards, Securities and Exchange Commission ("SEC") rules and regulations and our Corporate Governance Policies. Neenah's independent directors are Mary Ann Leeper, Stephen M. Wood, John F. McGovern, Edward Grzedzinski, Timothy S. Lucas and Philip C. Moore.

Nomination of Directors

        The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Nominating Committee, in consultation with the Chairman of the Board and Chief Executive Officer. More specifically, our Nominating Committee has adopted, and the Board has ratified, the "Neenah Paper, Inc. Policy Regarding Qualification and Nomination of Director Candidates."

        The Nominating Committee seeks to create a Board that is as a whole strong in its collective knowledge of, and diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, education, background and global markets.

        Qualified candidates for director are those who, in the judgment of the Nominating Committee, possess all of the following personal attributes and a sufficient mix of the following experience attributes to assure effective service on the Board. Personal attributes of a Board candidate considered by the Nominating Committee include: leadership, ethical nature, contributing nature, independence, interpersonal skills, and effectiveness. Experience attributes of a Board candidate considered by the Nominating Committee include: financial acumen, general business experience, industry knowledge, diversity of view-points, special business experience and expertise. When the Nominating Committee reviews a potential new candidate, the Nominating Committee looks specifically at the candidate's qualifications in light of the needs of the Board and our company at that time, given the then current mix of director attributes. Although the Company does not have a specific Board diversity policy, the Nominating Committee looks at the diversity of experience, background and Board composition in recommending director candidates as required by the Nominating Committee's charter.

        The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including: (i) Nominating Committee members; (ii) other directors of Neenah; (iii) management of Neenah; and (iv) stockholders of Neenah. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

        The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting is required to give written notice to the Secretary of Neenah of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received by Neenah not less than 50 days nor more than 75 days prior to the Annual Meeting, or if Neenah gives less than 60 days notice of the meeting date, the notice of nomination must be received within 10 days after the Annual Meeting date is announced.

        To recommend a nominee, a stockholder should write to Steven S. Heinrichs, Senior Vice President, General Counsel and Secretary of Neenah, at 3460 Preston Ridge Road, Preston Ridge III, Suite 600, Alpharetta, Georgia 30005. Any such recommendation must include:

  •
  the name and address of the stockholder and a representation that the stockholder is a holder of record of shares of our common stock;

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  a brief biographical description for the nominee, including his or her name, age, business and residence addresses, occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;

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  a description of all arrangements or understandings between the stockholder and each nominee; and

  •
  the candidate's consent to serve as a director if elected.

        Once director candidates have been identified, the Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials and any additional factors that the Nominating Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by the Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating Committee. The full Board will be kept informed of the candidate's progress. Using input from such interviews and other information obtained by the Nominating Committee, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek full Board approval of the nomination of the candidate or the election of such candidate to fill a vacancy on the Board.

        Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating Committee based on each director's satisfaction of the qualifications described above and his or her performance as a director during the preceding year. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth above have been followed.

        All of the current nominees for director are current members of the Board. Based on the Nominating Committee's evaluation of each nominee's satisfaction of the qualifications described above and their performance as directors in 2012, the Nominating Committee determined to recommend the three directors for re-election. The Nominating Committee has not received any nominations from stockholders for the Annual Meeting.

Corporate Governance Policies

        We have adopted the Neenah Paper, Inc. Corporate Governance Policies that guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director evaluations, director orientation and education, director access to management, Board access to independent advisors, and management development and succession planning. Copies of the Corporate Governance Policies are available on our website at www.neenah.com.

Code of Business Conduct and Ethics

        We have adopted the Neenah Paper, Inc. Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics meets the requirements of a "code of ethics" as defined by SEC rules and regulations. The Code of Business Conduct and Ethics also meets the requirements of a code of conduct under NYSE listing standards. The Code of Business Conduct and Ethics is available on our website at www.neenah.com.

Risk Oversight

        The Board participates in risk oversight through the Company's Enterprise Risk Evaluation conducted by our Chief Financial Officer and General Counsel, in conjunction with the Company's senior management team. Annual findings are reported to the Audit Committee pursuant to the requirements of its charter and the full Board reviews an annual report of the findings as required by our Corporate Governance Policies.

Communications with the Board of Directors

        We have established a process for interested parties to communicate with members of the Board, including non-management members of the Board. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, or any issue with regard to our Code of Business Conduct and Ethics or other matters that you wish to communicate to our Board or non-management directors, send these matters in writing to c/o General Counsel, Neenah Paper, Inc., Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005. Information about our Board communications policy and procedures for processing Board communications for all interested parties can be found on our website at www.neenah.com under the link "Investor Relations—Corporate Governance—Board of Directors—Board Communications Policy."

Approval of Related Party Transactions

        The charter of the Audit Committee requires that the Audit Committee review and approve any transactions that would require disclosure under SEC rules and regulations. To help identify related party transactions and relationships, each director and named executive officer, as such term is used is "Additional Executive Compensation Information—Summary Compensation Table," completes a questionnaire on an annual basis that requires the disclosure of any transaction or relationships that the person, or any member of his or her immediate family, has or will have with the Company. Additionally, the Company's Code of Business Conduct and Ethics prohibits related party transactions and requires that any employee with knowledge of such a transaction provide written notice of the relationship or transaction to the Company's General Counsel. Neither Neenah nor the Board is aware of any matter in 2012 that required the review and approval of the Audit Committee in accordance with the terms of the charter.

2012 DIRECTOR COMPENSATION

        The Compensation Committee has responsibility for evaluating and making recommendations to the Board of Directors regarding compensation for our nonemployee directors.

        Each of our directors who are not employees receives an annual cash retainer of $36,000 and is paid $1,500 for each Board and committee meeting attended. The Chairman of the Board receives an additional $25,000 in cash per year. The chairperson of the Audit Committee is paid an additional $10,000 in cash per year, the chairperson of the Compensation Committee is paid an additional $10,000 in cash per year and the chairperson of the Nominating Committee is paid an additional $5,000 in cash per year. To ensure that our directors will have an equity ownership interest aligned with our stockholders we also make annual awards of nonqualified stock options and/or restricted stock units under the Omnibus Plan to each nonemployee director which are valued at $50,000 at the time of the grant. Nonemployee directors may choose whether their equity compensation will consist of 100% restricted stock units ("RSUs") or 50% RSUs and 50% non-qualified stock options each year. In 2012 all of the directors except for Mr. Erwin elected to receive 100% RSUs, which grant was a total of 1,850 shares. Mr. Erwin elected to receive 50% RSUs and 50% non-qualified stock options. His grant consisted of 925 RSUs and 1,570 options, with an exercise price of $27.05 (which was the closing price of our common stock on May 16, 2012). The number of stock options and RSUs granted to nonemployee directors is calculated annually using a modified Black Scholes formula used to provide a total equity value equal to the annual retainer fee in the same manner as used to calculate grants for Company employees under the Long-Term Compensation Plan ("LTCP"). The stock options become fully vested and exercisable on the first anniversary of the date of grant. The RSUs become fully vested and convert to shares of our common stock on the first anniversary of the date of grant. Employee directors receive no additional compensation and no perquisites for serving on our Board. Neenah also established the Neenah Paper Directors' Deferred Compensation Plan (the "Directors' Plan"), which enables each of our nonemployee directors to defer a portion of their cash compensation and RSU awards. In 2012 Mr. McGovern and Dr. Wood participated in the Director's Plan.

        In 2011 the Compensation Committee adopted a policy requiring each of our nonemployee directors to own Company stock equal to two times their annual cash retainer. The valuation of restricted stock and options owned by our directors is calculated pursuant to the same guidelines detailed in this Proxy Statement for our named executive officers. All of our nonemployee directors met or exceeded the guidelines as of December 31, 2012.

        The following table shows the total compensation paid to each of our nonemployee directors in 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Sean T. Erwin	70,000	25,021	13,957	108,978
Edward Grzedzinski	46,500	50,043	—	96,543
Mary Ann Leeper	54,500	50,043	—	104,543
Timothy S. Lucas	64,000	50,043	—	114,043
John F. McGovern	58,500	50,043	—	108,543
Philip C. Moore	71,750	50,043	—	121,793
Stephen M. Wood	63,000	50,043	—	113,043

(1)
Amounts reported in this column represent the grant date fair value of the 2012 RSU award granted to each director, calculated in accordance with Financial Accounting Standards Board Statement ASC Topic 718 ("ASC 718"), excluding any estimate of forfeitures related to service-based conditions. Due to restrictions imposed by Canadian law, Mr. Moore is not able to receive a quarterly cash dividend on his RSUs. In lieu of receiving such dividends, Mr. Moore is granted additional RSUs on the date of each dividend payment and in value to the cash dividend that he would have received. Mr. Moore received 36 of these RSUs in 2012.

(2)
Amounts reported in this column represent the grant date fair value with respect to stock options granted to each director, calculated in accordance with ASC 718, excluding any estimate of forfeitures related to service-based vesting conditions. The value reported in this column was determined using a Black-Scholes stock option valuation model. See Note 8 to our audited Financial Statements included in our 2012 Annual Report on Form 10-K for the assumptions used in valuing and expensing these stock options.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following section presents an analysis, summary and overview of our compensation policies and programs, including material decisions made under those policies and programs in setting the compensation levels for 2012 for our "named executive officers" listed below. Following this section under the heading "Additional Executive Compensation Information" we have included certain tables where you will find detailed compensation information for the named executive officers. This section is intended to provide additional details regarding Neenah's compensation practices, as well as the information and process used to create and implement our compensation program for our named executive officers and our other executive officers.

  Named Executive Officers

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  John P. O'Donnell, President and Chief Executive Officer

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  Bonnie C. Lind, Senior Vice President, Chief Financial Officer and Treasurer

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  Steven S. Heinrichs, Senior Vice President, General Counsel and Secretary

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  Julie A. Schertell, Senior Vice President and President-Fine Paper

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  Armin S. Schwinn, Senior Vice President and Managing Director of Neenah Germany

  Topics Covered

        Our Compensation Discussion and Analysis addresses the following topics:

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  Compensation objectives and philosophy;

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  Compensation setting process; and

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  The components of our executive compensation program and our compensation decisions for 2012.

Compensation Objectives and Philosophy

        Neenah's compensation policies are designed to accomplish the following key objectives:

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  Reward executives for long-term achievement of our strategic objectives and enhancement of stockholder value;

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  Support a performance oriented work environment that rewards achievement of identified internal goals and recognizes the Company's performance against that of the market and selected peer companies; and

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  Attract and retain leaders whose abilities are essential to Neenah's long-term success and competitiveness.

        We believe that executive compensation, both long-term and short-term, should be directly linked with performance. Our measures of performance are keyed off of individual responsibilities, Neenah's operational and financial goals, and the creation of shareholder value.

        Decisions made concerning the total compensation package for our executives take into consideration the individual executive's level of responsibility within Neenah, the performance of Neenah relative to peer companies and the creation of long term shareholder value. We strive to achieve a balanced and competitive compensation package through a mix of base salary, performance-

based cash bonuses, long-term equity based incentives and awards, deferred compensation plans, pension plans and welfare benefits.

Our Compensation-Setting Process

  Role of Compensation Committee

        The Compensation Committee is responsible for carrying out the Board's responsibilities for determining the compensation for our named executive officers. In that capacity, the Compensation Committee (1) annually reviews and approves the corporate goals and objectives relating to our executive compensation programs; (2) evaluates performance against those goals and objectives; and (3) approves the compensation payable to our named executive officers.

  The Role of Shareholder Say-on-Pay Votes

        The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of shareholders held on May 16, 2012, approximately 97% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee considered these results and believes the voting results reflect strong shareholder support for the Company's approach to executive compensation. As such, the Company did not materially change its approach to executive compensation in 2012. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

  Use of Compensation Consultants

        The Compensation Committee charter grants the Compensation Committee authority to independently retain compensation consultants, and in 2012 the Compensation Committee again engaged Hugessen Consulting Inc. ("Hugessen") to provide it with independent advice and assistance in its deliberations regarding compensation matters. Hugessen reviewed the information provided by management and assisted the Compensation Committee in assessing 2012 compensation for Neenah's named executive officers. In addition, Hugessen provided input to assist the Compensation Committee in establishing the 2012 and 2013 targeted compensation levels and performance criteria under the Company's incentive plans.

        The Compensation Committee must pre-approve any additional work of a material nature assigned to its consultants and will not approve any such work that, in its view, could compromise Hugessen's independence as advisor to the Committee. Hugessen does not provide any other services to Neenah. Decisions made by the Compensation Committee are the responsibility of the Committee and reflect factors and considerations in addition to the information and recommendations provided by Hugessen.

        In 2012 Neenah retained Meridian Compensation Partners, LLC ("Meridian") to advise management and the Compensation Committee on developments relating to executive compensation generally, provide support to management and the Compensation Committee in their ongoing assessment of the effectiveness of Neenah's compensation policies and programs and review materials prepared by management related to benchmarking and plan designs.

  Role of Executive Officers

        At the request of the Compensation Committee, our President and Chief Executive Officer, along with our Vice President-Human Resources, make recommendations to our Compensation Committee regarding base salary and target levels for our annual performance bonuses and long-term equity compensation for our executive officers. Mr. O'Donnell is not involved in setting or approving his own compensation levels. These recommendations are based on the philosophy and analysis described in this Compensation Discussion and Analysis section of this Proxy Statement.

  Peer Comparison

        To assist in evaluating and determining levels of compensation in 2012 for each element of pay, the Compensation Committee reviewed various sources of data prepared by management and reviewed by Meridian including:

  •
  Proxy data collected and analyzed from a peer group of 14 companies in the paper, packaging, basic materials, and specialty chemical industries similar in size to Neenah (the "Peer Group"). In 2012 the Peer Group consisted of the following companies:

— AEP Industries Inc.	— Omnova Solutions, Inc
— Buckeye Technologies, Inc.	— P.H. Glatfelter Company
— Clearwater Paper Corporation	— Quaker Chemical Corp
— Headwaters, Inc.	— RTI International Metals Inc.
— Innospec, Inc.	— Schweitzer-Mauduit International, Inc.
— Kapstone Paper & Packaging Corp	— Wausau Paper Corporation
— Myers Industries Inc.	— Zep, Inc.
  •
  Data collected from Equilar's database using a broad industry cut of manufacturing companies with revenues between $400 million and $1.5 billion.

        To develop market figures, compensation opportunities for the named executive officers were compared to the compensation opportunities for similarly situated executives in comparable positions. Hugessen reviewed the results of these analyses and provided feedback to the Compensation Committee in connection with their review of competitive pay practices.

        Neenah's management and the Compensation Committee do not believe that it is appropriate to establish compensation levels based solely on peer comparisons or benchmarking; however, marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Management and the Compensation Committee believe that information regarding pay practices at other companies is useful to confirm that our compensation practices are competitive in the marketplace.

  Targeted Compensation Levels

        The Compensation Committee establishes targeted total compensation levels based upon performance objectives for our executive officers eligible to receive an annual cash bonus opportunity under the Management Incentive Plan ("MIP") and the equity awards under the Long-Term Compensation Plan ("LTCP") as authorized by the Omnibus Plan. In making these determinations, our Compensation Committee is guided by the compensation philosophy described below. Our Compensation Committee also considers historical compensation levels, pay practices at companies in the Peer Group and the relative compensation among Neenah's senior executive officers. The Compensation Committee may also consider industry conditions, corporate performance versus peer companies and the overall effectiveness of Neenah's compensation program in achieving desired performance levels.

        As targeted total compensation levels are determined, our Compensation Committee also determines the portion of total compensation that will be contingent, performance-based pay.

Performance-based pay includes cash awards under our MIP program and equity awards under our LTCP, which may be earned based on the Company's achievement of performance goals and whose value depends upon long-term appreciation in stock price.

        Neenah's compensation philosophy is intended to provide competitive pay within the relevant market by targeting the total compensation opportunities and to reward the executives for short term and long term performance through an overall compensation mix that is targeted to include a minimum of 50% performance based compensation for named executive officers. Our Chief Executive Officer's compensation in 2012 was 64% performance based at target levels.

Compensation Components

        Our executive compensation includes the base components described below, each of which is designed to accomplish specific goals of our compensation philosophy described above. In connection with our discussion of each of such base components, the following questions will be addressed:

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  Why Neenah chooses to pay each of the base components;

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  How Neenah determines the amount of the various base components; and

  •
  How each component fits into Neenah's overall compensation scheme and supports Neenah's compensation philosophy.

  Base Salary

        Base salary is a critical element of executive compensation because it provides our executives with a base level of monthly income. Individual base salaries for our named executive officers are generally determined by comparing total compensation opportunities within the Peer Group as discussed above. Salary increases, if any, are reviewed and approved by the Compensation Committee on an annual basis. Factors considered in base salary increases include the Company's performance over the past year, changes in individual executive responsibility and any shift in the position of base salary together with all other compensation as indicated by our analysis of the Peer Group.

        This approach to base salary supports our compensation philosophy in that the Compensation Committee has determined that setting the salary at this level allows Neenah to be competitive in attracting and retaining talent, while at the same time a substantial portion of the executive's overall compensation is performance based, thus aligning the executive's and stockholders' interests.

  2012 and 2013 Base Salary Decisions

        After discussing the individual performance, experience, scope of responsibilities, and Mr. O'Donnell's recommendations for the other NEOs, the Compensation Committee established the base salaries for each NEO in January of 2012. In general, the increases are intended to be base pay competitive with the market and take into consideration the individual performance and scope of responsibilities of each NEO.

        The following table provides the increases received by each named executive officer for 2012.

	2011 Base Salary	2012 Base Salary	% Increase

O'Donnell	$525,000	$525,000	0.0%

Lind	$315,000	$330,000	4.8%

Heinrichs	$290,000	$290,000	0.0%

Schertell	$264,000	$280,000	6.1%

Schwinn	€210,000	€225,000	7.1%

        Base salaries for our named executive officers for 2013 were approved by the Compensation Committee in January of 2013. Ms. Lind's and Mr. Heinrichs' 2013 base salaries were not increased. Mr. O'Donnell's base salary was increased to $600,000, which remains within the range of his peer group. Ms. Schertell's base salary was increased to $300,000. Mr. Schwinn's base salary was increased to €235,000.

  Annual Performance Bonuses

        Annual cash incentive bonus opportunities are awarded under the MIP, and are based on our achievement of performance goals established in the beginning of each calendar year. MIP target bonuses are established as a percentage of base salary with a target bonus ranging from 40% to 70% for named executive officers. The Compensation Committee annually approves the target bonus range based on data provided from the market surveys as previously described and based on the experience and knowledge of the executive and the quality and effectiveness of their leadership within Neenah as determined by the Compensation Committee. The amount of the actual MIP bonus may be adjusted up or down from the target bonus based on Neenah's year-end results (as measured by the objective and subjective criteria set forth in the MIP plan for the applicable year, as previously approved by the Compensation Committee). Actual MIP payments can range from 0-200% of the target bonus for our chief executive, legal, and financial officers, and 0-250% for the business unit leaders, depending on whether the results fall short of, achieve or exceed the identified performance goals.

        Under the MIP, the Compensation Committee generally sets a range of possible payments from zero to a maximum percentage of the target award based on its belief that no bonus should be earned if performance is below established thresholds and its determination that the top end of the range should provide an appropriate incentive for management to achieve exceptional performance. Under the MIP, specific performance measures and thresholds are determined by the Compensation Committee in consultation with Mr. O'Donnell, based on key metrics that support the achievement of Neenah's short-term and long-term strategic objectives.

        Annual performance bonuses support our compensation philosophy in that they: (i) reward Neenah's executives for meeting and exceeding goals that contribute to Neenah's short-term and long-term strategic plan and growth; (ii) promote a performance-based work environment; and (iii) serve as a material financial incentive to attract and retain executive talent.

  2012 Annual Performance Bonus Awards

        For 2012, the Compensation Committee approved target bonuses for our named executive officers as a percentage of base salary with a target bonus ranging from 40% to 70% as follows:

2012 MIP (% of Base Salary)

O'Donnell	70%

Lind	55%

Heinrichs	50%

Schertell	50%

Schwinn	40%

        The performance goals for the 2012 MIP program were set based on the following performance criteria and the relative weighting set forth below: (i) adjusted corporate earnings before interest, income taxes, depreciation and amortization ("Corporate EBITDA"), which is calculated as net income plus income tax expenses, plus depreciation expense and amortization expense for intangibles, plus amortization expense for stock options and restricted stock units adjusted for any one time events outside of the ordinary course of business, (ii) business unit earnings before interest and taxes ("EBIT") for our Fine Paper and Technical Products business units, and (iii) progress achieved in implementing the Company's strategic plan as follows:

	Corporate EBITDA	Business Unit EBIT	Strategic Initiatives

O'Donnell	75%	—	25%

Lind	75%	—	25%

Heinrichs	75%	—	25%

Schertell	25%	50%	25%

Schwinn	25%	50%	25%

        Each goal was set at levels that both the Compensation Committee and management believed to be difficult but attainable, and achievements would reflect significant performance by the Company. On a stand-alone basis, MIP EBITDA could have yielded a payout from 0% at threshold, 100% at target and 200% at outstanding, and business unit EBIT could have yielded a payout from 0% at threshold, 100% at target and 300% at maximum, based on year-end results. In 2012 the Company increased the potential maximum payout for a limited number of participants in the plan by increasing the maximum payout percentage on business unit EBIT to 300%. This increase is consistent with our desire to incentivize and reward significant growth in profits. The strategic plan objective was paid out at 150% of target reflecting improvement in a set of strategic objectives considered critical for long-term growth. The results included the successful integration of the Wausau premium fine paper brand acquisition, a revision of our CLASSIC® brands, entry into an agreement for the purchase of the Southworth premium paper brands, and increased internationalization of our technical products business.

        The performance goals and results for each of the financial metrics in 2012 were as follows:

Metric ($MM)	Threshold	Target	Outstanding	Maximum	2012 Results	Payout %

MIP EBITDA	92.7	108.1	119.7	N/A	118.2	187%

Fine Paper EBIT	31.6	39.5	45.4	49.4	50.0	300%

Tech Products EBIT	30.5	38.1	43.9	47.7	38.3	112%

        Based on the process described above, MIP payments were awarded as follows:

	2012 MIP at Target	2012 MIP at Actual	% of Target Earned

O'Donnell	$367,500	$653,231	178%

Lind	$181,500	$322,616	178%

Heinrichs	$145,000	$257,741	178%

Schertell	$140,000	$327,950	234%

Schwinn	€90,000	€135,225	150%

  Long-Term Equity Compensation

        Long-term equity incentives under the LTCP consist of stock options and performance share units, granted on an annual basis, with stock option awards representing approximately 30% of the total value of the equity incentive awards and performance shares representing approximately 70% of the total value of the equity award granted to an executive officer for that year. This reflects the Company's desire to emphasize the performance based incentives in the LTCP. The total target LTCP grants are set at the beginning of the year for each named executive officer at a minimum of 40% of the executive's base salary. The Company grants 100% of the options in conjunction with the first Board meeting of each fiscal year. Each year the Compensation Committee reviews and approves a target number of performance share units for each of our named executive officers and each other participant in the LTCP plan. The number of units actually earned by each participant is determined by the Company's corporate performance. The range of possible awards is set by the Compensation Committee based on its: (i) belief that a minimal award shall be granted if the performance measures are significantly below target levels; and (ii) determination that the top end of the range provided an appropriate incentive for management to achieve exceptional performance.

        The combination of stock options and performance share units focuses our executives on Neenah's financial performance and increasing shareholder value. It is aligned with and supports our stock ownership policy. Long-term incentives also help retain employees during the performance periods.

  2012 LTCP Awards

        For 2012, the Compensation Committee approved equity grants under the LTCP for our named executive officers with target values ranging from 40% to 100% of base salary pay as follows:

2012 LTCP (% of Base Salary)

O'Donnell	100%

Lind	75%

Heinrichs	65%

Schertell	60%

Schwinn	40%

        For each of our named executive officers, the value was divided into awards of non-qualified stock options and a target number of performance share units, with 70% of the value in performance share units and 30% of the value in options. The range of possible awards under the LTCP was selected to tie a substantial percentage of their compensation to Neenah's performance.

        The number of stock options to be awarded to each named executive officer in 2012 was determined by dividing the value of the portion of the LTCP award to be awarded as stock options (determined by the Compensation Committee as described above) by the fair value of one stock option (determined using a modified Black- Scholes formulas as modeled by Meridian), and then rounded to the nearest hundred to produce the number of shares subject to the applicable option award. The process described above resulted in grants of options in 2012 to purchase a total of 13,900 shares for Mr. O'Donnell; 6,600 shares for Ms. Lind; 5,000 shares for Mr. Heinrichs; 4,500 shares for Ms. Schertell and 3,100 shares for Mr. Schwinn. The exercise price of the option award was set based on the closing price of our common stock on the date of grant. Each grant of options made in 2012 vests in increments of 33.34%, 33.33% and 33.33% over a three year period, with vesting occurring on each anniversary of the applicable grant and a ten year term to exercise.

        The target number of performance share units to be awarded to each named executive officer in 2012 was determined by dividing the value of the portion of the LTCP award to be awarded as performance share units (determined by the Compensation Committee as described above) by 90% of the stock price as of January 25, 2012, and then rounded to the nearest hundred shares. We discount stock price by 10% to factor in the fact that the full value of the grant may not be realized, due to resignations, terminations, etc. The target number of 2012 performance share units are increased or decreased (to an amount equal to between 40% to 200% of the target number) prior to being converted to actual shares after a two year holding period. After the end of the performance period, the adjustment of the target number of shares will be calculated based on the Company's achievement of performance goals relative to the following criteria: year over year growth in corporate sales, year over year growth in return on invested capital, free cash flow as a percentage of Net Sales and relative total shareholder return ("Relative TSR"). The Relative TSR (including dividend yield), is be compared against the Russell 2000 Value Index. The payout levels for the performance share unit metrics include a 0% payout below threshold, 100% payout at target, and 200% payout at outstanding. The specific targets and results in 2012 were as follows:

Metric	Threshold	Target	Outstanding	2012 Results	Payout %

Return on Capital	Increase of 50 basis points	Increase of 80 basis points	Increase of greater than 150 basis points	Increase of 208 basis points	200%

Growth in Corporate Sales	0% growth	3% growth	More than 6% growth	15%	200%

Free Cash Flow as % of Sales	4%	5%	6%	3.5%	0%

Relative Total Shareholder Return	3rd Quartile	Median	Top Quartile	Top of 2nd Quartile	196%

Payout (as a % of Target)	0%	100%	200%		149%

        Based on the process described above and our performance against the targets noted, performance share unit ("PSU") grants were awarded as follows:

	2012 PSUs at Target	2012 PSUs at Actual	% of Target Earned

O'Donnell	17,000	25,330	149%

Lind	8,000	11,920	149%

Heinrichs	6,100	9,089	149%

Schertell	5,400	8,046	149%

Schwinn	3,700	5,513	149%

        The earned shares are now in a two year hold period and are still subject to forfeiture based on continued employment. All shares are scheduled to be released to active participants on December 31, 2014.

  2012 CEO Special Option Grant

        Mr. O'Donnell assumed the position as our President and Chief Executive Officer on May 18, 2011. In order to provide Mr. O'Donnell with an incentive and reward for leading the Company in achieving sustained absolute shareholder value creation over the first five full years of his tenure as CEO, in January of 2012, the Compensation Committee approved a special grant of 125,000 stock options to Mr. O'Donnell worth approximately $1.2 million on the date of grant. These options will only be earned and vest if certain absolute shareholder value creation performance conditions are satisfied, as outlined below. These are non-qualified options, granted pursuant to the Omnibus Plan.

        The exercise price of the options is $24.09, which is the closing price of the company stock on the date of grant, January 25, 2012. 100% of the options will be earned, vest and be exercisable on December 31, 2016 if, during the 5-year period from the Grant Date to the Vesting Date, Neenah Stock achieves annualized total shareholder return ("TSR") of 11% or above, but if 100% of the options have not been earned as set out above, (i) 25% of the options will nonetheless have been earned and will vest and be exercisable on December 31, 2016 if, during the time period from the Grant Date to a measurement date occurring at the end of the last 90 trading days of 2014, Neenah Stock achieves annualized TSR of 11% or above, and (ii) 25% of the options will nonetheless have been earned and will vest and be exercisable on December 31, 2016 if, during the time period from the

Grant Date to a measurement date occurring at the end of the last 90 trading days of 2015, Neenah Stock achieves annualized TSR of 11% or above. All options that are earned as set out above will fully vest and become exercisable on December 31, 2016, and have a 10-year term ending December 31, 2021. All options which have not been earned as set out above by December 31, 2016 shall expire and terminate. The material conditions to vesting and exercise are set forth in greater detail in the Form 8-K filed by the company dated January 31, 2012. The Compensation Committee believes this grant is consistent with the philosophy to target a greater percentage of Mr. O'Donnell's compensation as performance-based and to align that performance with meaningful absolute increases in stockholder value.

  Retirement Benefits

        We maintain the Neenah Paper Retirement Contribution Plan (the "Retirement Contribution Plan"), which is a tax-qualified defined contribution plan for employees, including Mr. O'Donnell, Mr. Heinrichs, and Ms. Schertell, who are ineligible to participate in the Pension Plan, the Supplemental Pension Plan and the German Pension Plans. Further, we maintain a supplemental retirement contribution plan (the "Supplemental RCP") which is a non-qualified defined contribution plan which is intended to provide a tax-deferred retirement savings alternative for amounts exceeding Internal Revenue Code limitations on qualified plans. Additional information regarding the Supplemental RCP can be found in the 2012 Nonqualified Deferred Compensation table later in this Proxy Statement. We also maintain the Neenah Paper 401(k) Plan (the "401(k) Plan"), which is a tax-qualified defined contribution plan available to all of Neenah's U.S. employees, and the Neenah Paper Deferred Compensation Plan (the "Deferred Compensation Plan"), which is a non-qualified deferred compensation plan for our executive officers. The Deferred Compensation Plan enables our executive officers to defer a portion of annual cash compensation (base salary and non-equity awards under our MIP). This plan is intended to assist our executive officers in maximizing the value of the compensation they receive from the Company and assist in their retention. Additional information regarding the Deferred Compensation Plan can be found in the 2012 Nonqualified Deferred Compensation table later in this Proxy Statement.

        We also maintain the Neenah Paper Pension Plan, a tax-qualified defined benefit plan (the "Pension Plan") and the Neenah Paper Supplemental Pension Plan, a non-qualified defined benefit plan (the "Supplemental Pension Plan") which provide tax-deferred retirement benefits for certain of our employees, including Ms. Lind, who was employed by Kimberly-Clark (our predecessor company prior to being spun-off) prior to December 31, 1996. Mr. O'Donnell, Mr. Heinrichs, Ms. Schertell, and Mr. Schwinn do not participate in these plans. Mr. Schwinn participates in an individual pension agreement with the Company which provides pension benefits based on earnings and service, an additional pension plan which provides benefits based on the Company's and the employee's contribution, and a supplemental executive retirement pension agreement, which provides benefits in addition to the two base plans if certain amounts are exceeded (collectively, the "German Pension Plans"). Additional information regarding the Pension Plan, the Supplemental Pension Plan and the German Pension Plans can be found in the 2012 Pension Benefits table later in this Proxy Statement.

        Neenah and the Compensation Committee believe that the Pension Plan, Supplemental Pension Plan, German Pension Plans, Retirement Contribution Plan, Supplemental RCP, Deferred Compensation Plan and 401(k) Plan are core components of our compensation program. The plans are competitive with plans maintained by our peer companies and are necessary to attract and retain top level executive talent. Additionally, the plans support the long-term retention of key executives by providing a strong incentive for the executive to remain with Neenah over an extended number of years.

  Severance Payments

        The Neenah Paper Executive Severance Plan (the "Executive Severance Plan") covers designated officers, including all of our named executive officers, and provides certain severance benefits upon termination of employment following a change in control of Neenah. Upon termination of the officer's employment by Neenah without "cause" or by the officer for "good reason" (as defined in the Executive Severance Plan) within the two-year period following a change in control or a termination by us without "cause" during the one-year period preceding such a change in control, the officer will be entitled to a lump-sum cash payment equal to the sum of: (i) two times the sum of his annual base salary and targeted annual bonus; (ii) any qualified retirement plan benefits forfeited as a result of such termination; (iii) the amount of retirement benefits such officer would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination; (iv) the cost of medical and dental COBRA premiums for a period of two years; and (v) a cash settlement of any accrued retiree welfare benefits. In addition, the officer will be eligible to receive outplacement services for a period of two years (up to a maximum cost to us of $50,000).

        Payment of the benefits under the Executive Severance Plan is subject to the applicable executive executing an agreement that includes restrictive covenants and a general release of claims against us. These benefits are intended to recruit and retain key executives and provide continuity in Neenah's management in the event of a change in control. We believe the Executive Severance Plan is consistent with similar plans maintained by our peer companies and therefore is a core component of our compensation program necessary to attract and retain key executives. In 2011 the Compensation Committee closed the Executive Severance Plan to new participants and determined that it would phase out the excise tax gross up provision in the Executive Severance Plan over time for the current named executive officers.

Timing of Compensation

        Base salary adjustments, if any, are made by our Compensation Committee at the first meeting of each fiscal year (with the adjustments effective as of January 1 of that same year). Stock option grants and performance share unit target levels and awards are made in the manner described above. We do not coordinate the timing of equity awards with the release of non-public information. The exercise price of the stock options is established at the fair market value of the closing price of our stock on the date of the grant.

Tax and Accounting Consideration

        In general, the tax and accounting treatment of compensation for our named executive officers has not been a core component used in setting compensation. In limited circumstances we do consider such treatment and attempt to balance the cost to Neenah against the overall goals we intend to achieve through our compensation philosophy. In particular, our intent is to maximize deductibility of our named executive officers' compensation under Code Section 162(m) while maintaining the flexibility necessary to appropriately compensate our executives based on performance and the existing competitive environment. The MIP and LTCP programs are performance based and are designed to be fully deductible under Code Section 162(m).

Stock Ownership Guidelines

        The Compensation Committee has adopted stock ownership guidelines to foster long-term stock holdings by company leadership. These guidelines create a strong link between stockholders' and management's interests. Named executive officers are required to own a designated multiple of their respective annual salaries.

Stock Ownership Multiple of Salary

O'Donnell	6x

Lind	3x

Heinrichs	2x

Schertell	2x

Schwinn	2x

        Each of the named executive officers is required to hold at least 50% of their annual performance share grants until they reach the ownership guidelines. The following holdings are counted toward fulfilling guidelines, with each being valued using our stock price as of December 31 of each year; (i) stock held in the 401(k) plan, other deferral plans, outright or in brokerage accounts; (ii) performance share units or restricted stock units earned but not vested or not paid out; and (iii) 'in the money' value of vested or unvested stock options. Penalties for failure to meet the guidelines include payment of MIP compensation in Neenah stock and reduction of LTCP compensation. All of our named executive officers met or exceeded the guidelines as of December 31, 2012.

Clawback Policy

        The Compensation Committee adopted a "clawback policy" for all executives and other employees participating in our MIP program concerning the future payment of MIP payments and long term equity grants under the LTCP program. This new policy gives the Board the authority to reclaim certain overstated payments made to Neenah employees due to materially inaccurate results presented in the Company's audited financial statements.

Hedging Policy

        Our insider trading policy provides that directors, officers and employees are prohibited from engaging in short sales and buying or selling puts or calls or other derivative securities of Neenah. Directors and officers are also prohibited from holding Neenah securities in a margin account or pledging Neenah securities as collateral for a loan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee oversees Neenah's compensation policies and programs on behalf of the Board. In fulfilling this responsibility, the Compensation Committee has reviewed and discussed with Neenah's management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on such review and discussions, the Compensation Committee recommended to Neenah's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Compensation Committee:
Philip C. Moore, Chairman John F. McGovern Stephen M. Wood

PROPOSAL 2—
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as "Say-on-Pay").

        We encourage stockholders to review the Compensation Discussion and Analysis ("CD&A") section of this proxy statement. Our executive compensation program has been designed to pay for performance and align our compensation programs with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on total compensation. The Company's executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company's executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders' long-term interests without promoting excessive risk. We feel this design is evidenced by the following:

  •
  A majority of our executives' compensation is directly linked to our performance and the creation of shareholder value. The overall compensation mix is targeted to include at least 50% performance based compensation for the named executive officers with a higher percentage of our CEO's compensation being performance based.

  •
  We granted our CEO a special option grant that will only vest and be exercisable if explicit, absolute and meaningful shareholder value creation conditions are met over a sustainable period of time. See "2012 CEO Special Option Grant" on page 24 of this Proxy Statement.

  •
  Our long-term incentive awards are exclusively in the form of performance share units and stock options and all of our incentive plans have capped payouts.

  •
  LTCP grants are split with 70% of the total value of the awards granted as performance share units with a three-year vesting period, and 30% as stock options with annual vesting over a three-year period. This reflects the Company's desire to emphasize performance based incentives. For our performance share units, we use objective performance metrics closely tied to financial performance and shareholder value, such as return on invested capital, revenue growth and relative total shareholder return. In 2012 LTCP grants were awarded at 149% of target based on achieved growth in corporate sales, return on invested capital and total shareholder return.

  •
  Our short-term incentive plan (MIP) also is based on a pay-for-performance philosophy, with target bonus opportunities ranging from 40% to 70% of base salary based on improvements in corporate and business unit profits and successful execution of strategic objectives. In 2012, executives received a payment of 150% to 234% of target as a result of significant increases in corporate EBITDA, business unit EBIT and the successful execution of strategic plan objectives.

  •
  Base salaries for our named executive officers are consistent with the Peer Group analysis as fully disclosed in the CD&A. Base salaries did not increase for 2 out of the 5 named executive, reflecting the Company's focus on performance based compensation for its executive officers.

  •
  We have meaningful stock ownership requirements for our named executive officers.

  •
  Except for Mr. Schwinn, our foreign based named executive officer, we do not have employment agreements or other individual arrangements with our named executive officers that provide for a specified term of employment, compensation terms or specific benefits upon a termination of employment.

  •
  Benefits are payable under our Executive Severance Plan only on a double trigger basis (i.e., following both a change in control and a qualifying termination of employment).

  •
  The Compensation Committee is advised by an independent compensation consultant who keeps the Compensation Committee apprised of developments and best practices.

  •
  The Company has a clawback policy which allows the Company to recoup awards if payment or vesting was based on financial criteria that are later deemed to be materially inaccurate.

    The Board strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

      RESOLVED, that the stockholders approve the compensation of the Company's named executive officers as described in this proxy statement under "Executive Compensation", including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

        Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the stockholders vote "FOR" the approval of the Company's executive compensation.

 PROPOSAL 3—
APPROVAL OF THE AMENDED AND RESTATED NEENAH PAPER, INC.
2004 OMNIBUS STOCK AND INCENTIVE COMPENSATION PLAN

        The Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan (the "Omnibus Plan") is a comprehensive incentive compensation plan that provides for various types of equity-based compensation, including incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units, in addition to other stock-based awards, dividend equivalents rights and certain cash-based awards..

        The total number of shares of our common stock authorized for issuance under the Omnibus Plan is currently 3,500,000 and has not been increased since the Company became an independent public company in 2004. As of the record date for the Annual Meeting, there remains a total of 385,543 shares reserved for issuance under the Omnibus Plan that have not yet been awarded.

        The purpose of the Omnibus Plan is to encourage ownership in our common stock by those employees, directors and third-party service providers who have contributed, or are determined to be in a position to contribute, materially to our success, thereby increasing their interest in our long-term success. We believe that incentive compensation grants have been an important part of our successful employee and independent director recruiting and retention efforts to date and we expect such grants will remain a key part of this process going into the future.

        We wish to increase the number of shares available under the Omnibus Plan because we have only 385,543 shares available for future awards under the Omnibus Plan. In addition, we wish to change certain terms in the Omnibus Plan to update it and more appropriately reflect current market practices. Accordingly, our Compensation Committee has approved the amended and restated Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan (the "Amended Omnibus Plan") to address our needs to be able to offer equity and cash incentives going forward, subject to shareholder approval of the Amended Omnibus Plan. NYSE listing requirements require that we submit the Amended Omnibus Plan to our shareholders for approval. In addition, Internal Revenue Code rules require that we obtain shareholder approval of the Amended Omnibus Plan in order to be able to issue incentive stock options under the Amended Omnibus Plan. Finally, Internal Revenue Code rules require that we obtain shareholder approval in order to be able to receive a deduction for certain qualified performance-based compensation as discussed below under the heading "Section 162(m) of the Internal Revenue Code."

        Over the period covering the next three fiscal years (fiscal years 2013, 2014 and 2015), we commit to cap our average annual burn rate at 3.08%. In calculating our compliance with this maximum burn rate commitment, we define "burn rate" as the number of shares subject to stock awards granted (or in the case of performance-based awards, the number of shares earned) in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units, performance share units or other full value awards ("Full-Value Awards") will count as two shares in the year awarded, or in the case of performance-based awards, in the year earned.

        If approved by stockholders, the Amended Omnibus Plan will become effective as of May 30, 2013 (the "Effective Date'), and will remain effective until terminated by the Company. The following description of the Amended Omnibus Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Annex A to this proxy statement.

Certain Provisions of the Amended Omnibus Plan

        In addition to the bullet points under Proposal 2, we believe that shareholders should note that the Amended Omnibus Plan includes the following provisions:

  •
  The exercise price of options and stock appreciation rights cannot be less than the fair market value of the common stock on the date of grant.

  •
  Options and stock appreciation rights may not be repriced, repurchased or exchanged for awards with a lower exercise price after grant without shareholder approval.

  •
  Each share issued pursuant to awards other than options or stock appreciation right granted on or after the Effective Date will reduce the number of shares available under the Amended Omnibus Plan by 2.3 shares.

  •
  "Change in control" benefits (i.e., immediate vesting of outstanding awards) are not triggered unless a change in control actually occurs.

  •
  Dividend equivalent rights cannot apply to options or stock appreciation rights.

  •
  Awards are subject to our clawback policy which allows us to recoup awards if payment or vesting was based on financial criteria that are later deemed to be materially inaccurate.

Material Changes in Amended Omnibus Plan

        The Amended Omnibus Plan makes a number of changes to the Omnibus Plan. The primary changes are summarized below:

  •
  The Amended Omnibus Plan increases the number of shares of common stock available for issuance by 1,577,000 shares. After this change, the number of shares available for issuance under the Amended Omnibus Plan is the sum of the number of shares subject to outstanding awards under the Omnibus Plan immediately before the Effective Date, the number of shares available under the Omnibus Plan for issuance of future awards on or after the Effective Date (385,543), plus 1,577,000 shares. The maximum number of shares that can be made subject to the grant of incentive stock options is the maximum number of shares available under the Amended Omnibus Plan.

  •
  Under the Omnibus Plan, shares attributable to awards which expire, are forfeited or cancelled or are otherwise paid without the issuance of shares, are withheld to satisfy tax withholding, are settled in cash in lieu of shares or are exchanged, are again available for grant under the Amended Omnibus Plan. The Amended Omnibus Plan generally preserves this rule, but provides that in the case of options and stock appreciation rights, shares tendered by a participant or withheld by the Company to pay the option exercise price, the excess number of shares to which a stock appreciation right relates over the number of shares that are issued upon exercise of the stock appreciation right, and shares withheld or remitted by the Company to pay tax withholding, are not again available for issuance under the Amended Omnibus Plan.

  •
  The Omnibus Plan reduced the number of shares under the plan by one share for each share issued. Under the Amended Omnibus Plan, shares issued pursuant to Full Value Awards granted on or after the Effective Date will reduce the number of shares available under the plan by 2.3 shares with respect to each share issued pursuant to such award.

  •
  The Omnibus Plan provides that it will terminate on December 1, 2014. The Amended Omnibus Plan removes this expiration date.

  •
  The Omnibus Plan provides that a change in control would be triggered upon "shareholder approval" of a complete liquidation and dissolution of the Company. The Amended Omnibus

    Plan requires an actual consummation of a complete liquidation and dissolution of the Company for a change in control to occur.

  •
  The Amended Omnibus Plan amends the definition of "Retirement" to provide for some flexibility to specify different retirement criteria in an award agreement.

  •
  Under the Amended Omnibus Plan, dividend equivalent rights cannot apply to options or stock appreciation rights.

Summary of Other Provisions of Amended Omnibus Plan

        Eligibility.    Participation in the Amended Omnibus Plan is limited to employees of Neenah, its affiliates and/or its subsidiaries, members of the Board of Directors of Neenah, and any consultant, agent, advisor, or independent contractor who renders services to Neenah, its affiliates and/or its subsidiaries that (a) are not in connection with the offer and sale of Neenah's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for Neenah's securities.

        Administration.    Awards under the Amended Omnibus Plan will be determined by the Compensation Committee of the Board of Directors (the "Committee"). However, the Chief Executive Officer may grant awards to newly hired employees who are not officers subject to Section 16 of the Exchange Act, not to exceed 300,000 share of common stock per year.

        Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held company for compensation paid to any of the top four named officers excluding the chief financial officer ("Section 162(m) Employees") that exceeds $1,000,000 in any year, unless the compensation is "qualified performance-based compensation." The Amended Omnibus Plan enables, but does not require, the Company to pay qualified performance-based compensation to the Section 162(m) Employees. But, to satisfy the 162(m) requirements, the compensation must be paid only as a result of attainment of objective performance measures that are approved by the shareholders and the compensation must be subject to maximum limits per employee that are approved by the shareholders. These objective performance measures and the maximum limits are set forth below under the following two paragraphs entitled "Objective Performance Measures" and "Annual Award Limits." The shareholders are being asked to approve these objective performance measures and these maximum limits.

        Objective Performance Measures.    The performance measures for awards to Section 162(m) Employees are based on one or more of the following: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) gross or net operating profit; (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (vii) earnings before or after taxes, interest, depreciation and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) expense targets; (xii) margins; (xiii) operating efficiency; (xiv) customer satisfaction; (xv) working capital targets; (xvi) economic value added; (xvii) volume; (xviii) capital expenditures; (xix) market share; (xx) costs; (xxi) regulatory ratings; (xxii) asset quality; (xxiii) net worth; and (xxiv) safety. Any performance measure(s) may be used to measure the performance of our company, our affiliates and/or subsidiaries as a whole or any business unit of our company, our affiliates and/or subsidiaries or any combination thereof, and may be compared to the performance of a group of comparator companies or an index, all as determined by the Committee. The Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in ASC Topic 225 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

        Annual Award Limits.    To the extent required under Section 162(m) of the Internal Revenue Code for awards that are intended to be qualified performance—based compensation to so qualify, awards under the Amended Omnibus Plan are limited per eligible individual on an annual basis as follows: Subject to the limit of available shares under the Amended Omnibus Plan, the following are the annual grant limits in any one year to any one participant in the Amended Omnibus Plan:

Options:	300,000 shares
Stock Appreciation Rights:	300,000 shares
Restricted Stock or Restricted Stock Units:	200,000 shares
Performance Shares or Performance Units:	200,000 shares to be received in a year or the value thereof if paid in cash
Cash Based Awards:	$5,000,000
Other Stock Based Awards:	200,000
162(m) Employees' Award Incentive Award:

Established by the Committee based on a percentage, not in excess of 100%, of an incentive pool equal to the greater of: (i) 20% of Neenah's consolidated operating-earnings for the year or (ii) 20% of Neenah's operating cash flow for the year. In no event may the incentive pool percentage for any one 162(m) Employee exceed 40% of the total pool.

        Options.    Options may be made exercisable at a price per share not less than the fair market value, determined in accordance with the Amended Omnibus Plan, per share of common stock on the date that the option is awarded. Options may not be repriced or exchanged for options with a lower exercise price after grant without shareholder approval. The Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of Company Common Stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of Company Common Stock otherwise issuable at the time of exercise withheld. The maximum term of any option is 10 years, subject in the case of options granted to employees in other countries, compliance with applicable foreign law. The Committee is permitted under the Amended Omnibus Plan to substitute stock appreciation rights for options on the same terms as the options with an aggregate difference between the fair market value of the shares subject to the stock appreciation right and the grant price of the stock appreciation right that is equal to the aggregate difference between the fair market value of the shares subject to the option and the option exercise price. The Amended Omnibus Plan permits the grant of both incentive and non-qualified stock options. Incentive stock options cannot be granted more than 10 years after the earlier of the adoption of the Amended Omnibus Plan by the Board of Directors or the date the plan is approved by the shareholders of the Company.

        Stock Appreciation Rights.    Stock appreciation rights may have a grant price per share not less than the fair market value, determined in accordance with the Amended Omnibus Plan, per share of common stock on the date that the option is awarded stock appreciation rights may not be re-priced or exchanged for Stock Appreciation Rights with a lower exercise price after grant without shareholder approval. The maximum term of any stock appreciation right is 10 years, subject to, in the case of stock appreciation rights granted to employees in other countries, compliance with applicable foreign law. Stock appreciation rights may be granted separately or in connection with another award, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular award.

        Restricted Stock and Restricted Stock Unit.    The Committee may grant shares of common stock or the right to receive common stock in the future to a participant, subject to such restrictions and conditions, if any, as the Committee shall determine.

        Performance Units and Performance Shares.    Performance units have an initial value determined by the Committee on the date of grant and performance shares have an initial value per share equal to the fair market value per share of common stock determined on the date of grant. The Committee sets the performance goals to determine the value of the number of performance units or performance shares that will be paid. Performance units and performance shares may be paid in shares of common stock or in cash as determined by the Committee.

        Other Stock Incentives.    Dividend equivalent rights and other stock-based awards may be granted in such numbers and may be subject to such conditions or restrictions as the Committee shall determine and shall be payable in cash or shares of common stock, as the Committee may determine.

        Deferrals.    The Committee may require or permit participants to defer the receipt of awards under the Amended Omnibus Plan.

        Change in Control.    The following provisions apply unless the Committee applies otherwise as to any specific grant. Upon a Change in Control as defined in the Amended Omnibus Plan, outstanding options and stock appreciation rights become vested and exercisable, all other outstanding awards that vest based on service vest, and the target payout opportunities under performance-based restricted stock, performance-based restricted stock units, performance units, performance shares, and performance-based cash awards are earned and payable upon the Change in Control; provided however to the extent that a replacement award meeting the requirements of the Amended Omnibus Plan is provided to the Participant, the foregoing provisions do not apply. Instead, upon termination of employment without Cause (as defined in the Amended Omnibus Plan) by the Company, termination of employment with Good Reason (as defined in the Amended Omnibus Plan) by the employee, or termination of directorship of a director, occurring during the period of two (2) years after the Change in Control, (i) all replacement awards held by the participant become vested, exercisable, earned and payable, and (ii) all options and stock appreciation rights held by the participant immediately before the termination of employment or termination of directorship that the participant held on the Change in Control date or that constitute replacement awards remain exercisable for not less than one year following termination or until the expiration of the option or stock appreciation right, whichever period is shorter; provided, that if the applicable award agreement provides for a longer period of exercisability, that provision controls.

        Recapitalizations and Reorganizations.    The number of shares of common stock reserved for issuance in connection with the grant or settlement of awards or to which an award is subject, the number of shares issuable by the Chief Executive Officer as provided above under the heading "Administration," the number of shares subject to the "Annual Award Limits" and the exercise price of each option and stock appreciation right are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company. In the event of certain corporate reorganizations, awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the Amended Omnibus Incentive Plan.

        Transferability.    Awards are not generally transferable or assignable, unless the Committee provides otherwise, but in any case, transfers for value are not permitted.

        Forfeiture and Clawbacks.    Awards will be subject to forfeiture to the extent provided by the Committee in the applicable award agreement. In addition, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant is required to reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing of the financial document. Also, each Award is subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law.

        Fungible Share Pool.    Shares issued in respect of any Full-Value Award granted under the Amended Omnibus Plan on or after the Effective Date shall be counted against the share limit as 2.3 shares for every one share actually issued in connection with such award. For example, if 100 shares are issued with respect to a Full-Value Award granted after the Effective Date, 230 shares will be counted against the share limit in connection with that award. Shares issued in respect of any other award (not a Full-Value Award) shall be counted against the share limit as one share. Therefore, as noted previously, if stockholders approve the Amended Omnibus Plan and all 1,962,543 shares are available for awards granted on or after the Effective Date are granted as Full-Value Awards, the total number of shares issued under the Amended Omnibus Plan will be 853,279.

        Amendment or Termination.    The Amended Omnibus Plan may be amended by the Committee, but no material amendment will be made without shareholder approval to the extent required by law or exchange rules. The Committee may amend outstanding awards subject to the terms of the Amended Omnibus Plan but in general may not take away a participant's rights.

        Tax Consequences.    The following discussion outlines generally the federal income tax consequences of participation in the Amended Omnibus Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.

        Non-Qualified Options.    A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long- term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

        Incentive Stock Options.    A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the common stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

        Restricted Stock.    A participant will not be taxed upon the grant of a restricted stock award if such award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

        Other Stock Incentives.    A participant will not recognize income upon the grant of any other stock-based award (the "Equity Incentives"). Generally, at the time a participant receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

Benefits under the Amended Omnibus Plan

        Future awards under the Amended Omnibus Plan will be subject to the discretion of the Compensation Committee and will depend on a variety of factors, including the value of the Company's stock at the time of grant, as well as Company, divisional, and individual performance. Accordingly, it is not possible to determine the benefits that would be received under the Amended Omnibus Plan.

Equity Compensation Plan Information

        The following table summarizes information about outstanding options, share appreciation rights and restricted stock units and shares reserved for future issuance under our existing equity compensation plans as of March 28, 2013.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted-average exercise price of outstanding options, warrants, and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,410,542	(2)(3)	$25.42	385,543	(4)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	1,410,542		$25.42	385,543

(1)
The weighted-average exercise price of outstanding options, warrants and rights does not take into account restricted stock units since they do not have an exercise price.

(2)
Includes 975,313 shares issuable upon the exercise of outstanding options and stock appreciation rights ("SARs") and 435,229 shares issuable upon the vesting and conversion of outstanding restricted stock units, all as of March 28, 2013.

As of March 28, 2013, we had an aggregate of 1,753,947 stock options and SARs outstanding. The weighted average exercise price of the stock options and SARs was $25.42 per share and the remaining contractual life of such awards was 5.12 years.

As of March 28, 2013, we had 356,329 restricted stock units and 78,900 performance share units outstanding.

As of December 31, 2012, we had an aggregate of 1,704,712 stock options and SARs outstanding. The weighted average exercise price of the stock options and SARs was $24.70 per share and the remaining contractual life of such awards was 5.08 years.

As of December 31, 2012, we had 221,563 restricted stock units and 97,900 performance share units outstanding.

(3)
Includes 19,025 shares that would be issued upon the assumed exercise of 797,659 SARs at the $30.76 per share closing price of our common stock on March 28, 2013.

(4)
Represents 385,543 shares available for future issuance under our Omnibus Plan as of March 28, 2013.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" the proposal to approve the amended and restated Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan.

ADDITIONAL EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

        The following table reflects compensation paid to or earned by our named executive officers for services rendered during 2012, 2011 and 2010:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

John P. O'Donnell	2012	525,000	551,650	1,306,618	653,231	—	88,503	3,125,002
President and	2011	473,863	565,240	142,955	452,025	—	76,802	1,710,885
Chief Executive Officer	2010	382,750	398,152	149,237	387,392	—	51,777	1,369,308

Bonnie C. Lind	2012	330,000	259,600	53,592	322,616	595,585	9,263	1,570,656
Senior Vice President, Chief	2011	315,000	253,142	62,909	213,098	438,548	7,350	1,290,047
Financial Officer and Treasurer	2010	315,000	347,432	68,511	276,019	531,464	7,350	1,545,776

Steven S. Heinrichs	2012	290,000	197,945	40,600	257,741	—	38,761	825,047
Senior Vice President, General	2011	290,000	188,510	46,569	178,352	—	41,585	745,016
Counsel and Secretary	2010	274,000	243,456	47,902	240,093	—	32,746	838,197

Julie A. Schertell	2012	280,000	175,230	36,540	327,950	—	37,582	857,302
Senior Vice President, and	2011	264,000	156,194	39,216	180,576	—	35,462	675,448
President—Fine Paper	2010	240,000	159,768	31,192	166,800	—	26,406	624,166

Armin S. Schwinn(6)	2012	297,343	120,065	30,229	178,700	314,378	8,662	944,320
Senior Vice President, and	2011	269,228	118,492	33,420	109,845	168,747	8,404	704,946
Managing Director—Neenah	2010	249,084	169,912	19,758	198,795	487,266	8,687	1,147,164
Germany

(1)
Amounts shown reflect the aggregate grant date fair value with respect to performance share units, restricted stock units and restricted stock granted pursuant to our Omnibus Plan, all disregarding any estimates of forfeitures related to service-based vesting conditions. The amounts for represent the grant date fair value of the awards on the date of the grant in accordance with ASC 718. The grant date fair value of the stock awards is equal to the fair market value of the underlying common stock on the date of grant. See Note 8 to the audited Financial Statement included in our 2012 Annual Report on Form 10-K for the assumptions used in valuing the performance share units.

(2)
Amounts shown reflect the aggregate grant date fair value with respect to stock options granted pursuant to our Omnibus Plan, disregarding any estimates of forfeitures related to service-based vesting conditions. The amounts represent grant date fair value of the options on the date of the grant in accordance with ASC 718. The grant date fair value of the option awards is determined using the Black-Scholes option valuation model. See Note 8 to the audited Financial Statement included in our 2012 Annual Report on Form 10-K for the assumptions used in valuing the stock options. For Mr. O'Donnell in 2012 this amount includes $1,193,750 for the value of the special option grant discussed in the section titled "2012 CEO Special Option Grant" on page 24 of this Proxy Statement, which grant remains subject to significant performance criteria as discussed therein.

(3)
Amounts shown reflect annual performance bonuses earned in the fiscal year and paid in the following year, and are described in detail in the portion of our Compensation Discussion and Analysis, captioned "2012 Annual Performance Bonus Awards."

(4)
Amounts shown reflect the aggregate change during the year in the actuarial present value of accumulated benefit under our Pension Plan and Supplemental Pension Plan. The large variability in value year-to-year is caused, for the most part, by changes in the discount rates used to calculate the value from year to year, and not any increase or change in the pension plan for any individual named executive officer. Messrs. Heinrichs, O'Donnell and Ms. Schertell do not participate in any of the defined pension plans.

(5)
"All Other Compensation" includes Neenah's contribution to the 401(k) account of each of our named executive officers. The amounts shown for Messrs. Heinrichs, O'Donnell and Ms. Schertell also include Neenah's contribution to their accounts in the Retirement Contribution Plan and Supplemental Retirement Contribution Plan. The amounts shown for Ms. Lind and Mr. Heinrichs also include expenses for an annual physical. The totals shown for Mr. O'Donnell and Ms. Schertell in 2012 and 2011 include expenses for tax preparation and financial planning. Mr. Heinrichs amount in 2011 includes expenses for estate planning. All amounts shown for Mr. Schwinn are for an annual car allowance.

(6)
Mr. Schwinn's compensation has been converted from Euros to US Dollars as follows: December 31, 2010 conversion of Euro to US Dollars at 1 to 1.3253; December 31, 2011 conversion of Euros to US Dollars at 1 to 1.2921, and December 31, 2012 conversion of Euros to US Dollars at 1 to 1.3215.

2012 Grants of Plan Based Awards

        The following table contains information relating to the plan based awards grants made in 2012 to our named executive officers under the Omnibus Plan and is intended to supplement the 2012 Summary Compensation Table listed above.

									All Other Option Awards (3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
											Grant Date Fair Value of Stock and Option Awards ($)
										Exercise or Base Price of Option Award ($/SH)
Name and Principal Position	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Securities Underlying Options (#)

John P. O'Donnell	MIP	01/25/2012	0	367,500	735,000
President and Chief	Performance Units	01/25/2012				6,800	17,000	34,000			551,650
Executive Officer	Stock Options	01/25/2012							138,900	24.09	1,306,618

Bonnie C. Lind	MIP	01/25/2012	0	181,500	363,000
Senior Vice President,	Performance Units	01/25/2012				3,200	8,000	16,000			259,600
Chief Financial Officer	Stock Options	01/25/2012							6,600	24.09	62,909
and Treasurer

Steven S. Heinrichs	MIP	01/25/2012	0	145,000	290,000
Senior Vice President,	Performance Units	01/25/2012				2,440	6,100	12,200			197,945
General Counsel and	Stock Options	01/25/2012							5,000	24.09	40,600
Secretary

Julie A. Schertell	MIP	01/25/2012	0	140,000	350,000
Senior Vice President,	Performance Units	01/25/2012				2,160	5,400	10,800			175,230
and President—Fine	Stock Options	01/25/2012							4,500	24.09	36,540
Paper

Armin S. Schwinn	MIP	01/25/2012	0	118,935	297,338
Senior Vice President,	Performance Units	01/25/2012				1,480	3,700	7,400			120,065
Managing Director—	Stock Options	01/25/2012							3,100	24.09	25,172
Neenah Germany

(1)
Reflects the range of potential annual incentive bonus payments that could have been earned by each named executive officer under Neenah's MIP in 2012. The actual bonuses earned in 2012 are reflected in the Summary Compensation Table above under the caption "Non-Equity Incentive Plan Compensation." For more information regarding annual incentive bonus opportunities, see the discussion in the Compensation Discussion and Analysis. The value of Mr. Schwinn's incentive bonus payment has been converted from Euros to US Dollars using a December 31, 2012 conversion of Euro to US Dollars at 1 to 1.3215.

(2)
Reflects the range of potential performance share units that may be earned by each named executive officer, based on the Company's level of achievement of performance goals in 2012 and total shareholder return relative to a peer group for the performance period ending December 31, 2012. For more information regarding the performance share units, including how the number of performance share units awarded was determined and the vesting terms applicable to such units, see the discussion in the Compensation Discussion and Analysis. Outstanding restricted share units receive dividends at the same rate as other stockholders.

(3)
The stock options vest as to one-third of the shares on each of the first three anniversaries of the grant date.

Outstanding Equity Awards at 2012 Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards for our named executive officers as of December 31, 2012.

	Option Awards					Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested	Market Value of shares or Units of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

John P. O'Donnell	10,000	0	0	32.55(13)	10/31/2017
President and Chief	8,800	0	0	25.70(8)	01/29/2018
Executive Officer	8,800	0	0	17.98(9)	07/27/2018
	27,700	0	0	7.41(10)	01/28/2019
	27,700	0	0	8.99(11)	07/28/2019
	9,400	4,700	0	13.38(12)	01/27/2020
	6,667	3,333	0	16.49(16)	03/31/2020
	3,833	7,667	0	19.25(17)	01/27/2021
	1,633	3,267	0	22.44(19)	05/18/2021
	0	13,900	0	24.09(18)	01/24/2022
	0	125,000	0	24.09(20)	01/24/2022
						33,650(14)	958,016
								33,650(15)	483,990

Bonnie C. Lind	47,500	0	0	32.60(1)	12/15/2014
Senior Vice President,	6,100	0	0	33.19(2)	02/20/2015
Chief Financial Officer	6,100	0	0	31.70(3)	08/21/2015
and Treasurer	4,533	0	0	27.58(4)	02/07/2016
	6,800	0	0	29.43(5)	08/06/2016
	4,900	0	0	36.15(6)	02/06/2017
	4,900	0	0	37.58(7)	08/06/2017
	7,650	0	0	25.70(8)	01/29/2018
	7,650	0	0	17.98(9)	07/27/2018
	8,033	0	0	8.99(11)	07/28/2019
	8,200	4,100	0	13.38(12)	01/27/2020
	2,566	5,134	0	19.25(17)	01/27/2021
	0	6,600	0	24.09(18)	01/24/2022
						15,816(14)	450,282
								8,000(15)	227,760

Steven S. Heinrichs	20,700	0	0	32.60(1)	12/15/2014
Senior Vice President,	2,650	0	0	33.19(2)	02/20/2015
General Counsel and	2,650	0	0	31.70(3)	08/21/2015
Secretary	3,900	0	0	27.58(4)	02/07/2016
	3,900	0	0	29.43(5)	08/06/2016
	3,100	0	0	36.15(6)	02/06/2017
	3,100	0	0	37.58(7)	08/06/2017
	4,900	0	0	25.70(8)	01/29/2018
	4,900	0	0	17.98(9)	07/27/2018
	10,233	0	0	7.41(10)	01/28/2019
	10,233	0	0	8.99(11)	07/28/2019
	5,733	2,867	0	13.38(12)	01/27/2020
	1,900	3,800	0	19.25(17)	01/27/2021
		5,000	0	24.09(18)	01/24/2022
						11,788(14)	335,320
								6,100(15)	173,667

	Option Awards					Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested	Market Value of shares or Units of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Julie A. Schertell	3,550	3,550	0	8.99(11)	07/28/2019
Senior Vice President,	0	1,867	0	13.38(12)	01/27/2020
and President—Fine Paper	0	3,200	0	19.25(17)	01/27/2021
	0	4,500	0	24.09(18)	01/24/2022
						9,759(14)	277,839
								5,400(15)	153,738

Armin S. Schwinn,	1,150	0	0	35.92(21)	10/10/2016
Senior Vice President,	750	0	0	36.15(6)	02/06/2017
Managing Director—	750	0	0	37.58(7)	08/06/2017
Neenah Germany	0	1,233	0	7.41(10)	01/28/2019
	1,233	0	0	8.99(11)	07/28/2019
	0	2,000	0	13.38(12)	01/27/2020
	0	2,467	0	19.25(17)	01/27/2021
	0	3,100	0	24.09(18)	01/24,2022
						7,536(14)	214,550
								3,700(15)	105,339

(1)
These options were granted on December 15, 2004, and vested as follows: 30% on December 15th of 2005 and 2006, with the remaining 40% vesting on December 15, 2007. These options were converted to stock appreciation rights on January 29, 2009.

(2)
These options were granted on February 21, 2005, and vested as follows: 33.34% on February 21, 2006 and 33.33% on both February 21, 2007 and February 21, 2008. These options were converted to stock appreciation rights on January 29, 2009.

(3)
These options were granted on August 22, 2005, and vested as follows: 33.34% on August 22, 2006 and 33.33% on both August 22, 2007 and August 22, 2008. These options were converted to stock appreciation rights on January 29, 2009.

(4)
These options were granted on February 7, 2006, and vested as follows: 33.34% on February 7, 2007 and 33.33% on both February 7, 2008 and February 7, 2009. These options were converted to stock appreciation rights on January 29, 2009.

(5)
These options were granted on August 6, 2006, and vested as follows: 33.34% on August 6, 2007 and 33.33% on both August 6, 2008 and August 6, 2009. These options were converted to stock appreciation rights on January 29, 2009.

(6)
These options were granted on February 7, 2007, and vested as follows: 33.34% on February 7, 2008 and 33.33% on both February 7, 2009 and February 7, 2010. These options were converted to stock appreciation rights on January 29, 2009.

(7)
These options were granted on August 7, 2007 and vested as follows: 33.34% on August 7, 2008 and 33.33% on both August 8, 2009 and August 7, 2010. These options were converted to stock appreciation rights on January 29, 2009.

(8)
These options were granted on January 30, 2008 and vested as follows: 33.34% on January 30, 2009, and 33.33% on both January 30, 2010 and January 30, 2011. These options were converted to stock appreciation rights on January 29, 2009.

(9)
These options were granted on July 28, 2008 and vested as follows: 33.34% on July 28, 2009, and 33.33% on both July 28, 2010 and July 28, 2011.

(10)
These options were granted on January 29, 2009, and vested as follows: 33.34% on January 29, 2010 and 33.33% on both January 29, 2011 and January 29, 2012.

(11)
These options were granted on July 28, 2009, and vested as follows: 33.34% on July 28, 2010 and 33.33% on both July 28, 2011 and July 28, 2012.

(12)
These options were granted on January 28, 2010, and vested as follows: 33.34% on January 28, 2011 and 33.33% on both January 28, 2012 and July 28, 2013.

(13)
These options were granted when Mr. O'Donnell was hired by Neenah on November 1, 2007 and vested as follows: 33.34% on November 1, 2008 and 33.33% on both November 1, 2009 and November 1, 2010.

(14)
These performance share units target levels were set on January 28, 2011 and were earned and vested on December 31, 2011, based on the Company's achievement of performance goals relating to return on invested capital and total shareholder return during the performance period ending December 31, 2011. These performance share units are subject to a two year hold requirement after vesting.

(15)
These performance share units target levels were set on January 25, 2012 and were earned and vested on December 31, 2012, based on the Company's achievement of performance goals relating to return on invested capital and total shareholder return during the performance period ending December 31, 2012. These performance share units are subject to a two year hold requirement after vesting.

(16)
These options were granted when Mr. O'Donnell was promoted to Chief Operating Officer and vest as follows: 33.34% on March 31, 2011 and 33.33% on both March 31, 2012 and March 31, 2013.

(17)
These options were granted on January 28, 2011 and vest as follows: 33.34% on January 28, 2012 and 33.33% on both January 28, 2013 and January 28, 2014.

(18)
These options were granted on January 25, 2012 and vest as follows: 33.34% on January 25, 2013 and 33.33% on both January 25, 2014 and January 25, 2015.

(19)
These options were granted when Mr. O'Donnell was promoted to President and Chief Executive Officer and vest as follows: 33.34% on May 18, 2012, and 33.33% on both May 18, 2013 and May 18, 2014.

(20)
These options were granted to Mr. O'Donnell on January 25, 2013 and vest as further described in the CD&A section of this Proxy Statement under the title "2012 CEO Special Option Grant".

(21)
These options were granted at the acquisition of Neenah Germany on October 11, 2006 and vested as follows: 33.34% on October 11, 2007 and 33.33% on both October 11, 2008 and October 11, 2009.

Option Exercises and Stock Vested in 2012

        The following table sets forth information regarding stock awards vested for our named executive officers in 2012.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

John P. O'Donnell	—	—	73,310	1,858,983

Bonnie C. Lind	12,066	245,714	63,847	1,619,220

Steven S. Heinrichs	—	—	42,021	1,070,016

Julie A. Schertell	21,083	368,475	28,588	726,246

Armin S. Schwinn	7,499	85,241	17,592	469,904

(1)
Reflects the market value of the shares on the vesting date.

Pension Plans

        The Neenah Paper Pension Plan is a broad-based, tax-qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of the Company. The Neenah Paper Supplemental Pension Plan is a non-qualified defined benefit pension plan which covers pay and benefits above the qualified limits in the Pension Plan. The compensation covered by these defined benefit plans includes the salary and non-equity incentive payments set forth above in the Summary Compensation Table. Under our Pension Plan an employee is entitled to receive an annual standard benefit based on years of service and integrated with social security benefits. The Code generally places limits on the amount of pension benefits that may be paid from the tax qualified Pension Plan. However, we will pay any participant in our Supplemental Pension Plan the amount of the benefit payable under the Pension Plan that is limited by the Code.

        Retirement benefits for participants in the Pension Plan who have at least five years of service may begin on a reduced basis at age 55 or on an unreduced basis at the normal retirement age of 65. Unreduced benefits also are available (i) for participants with ten years of service at age 62 or as early as age 60 with thirty years of service and (ii) as described below, for certain involuntary terminations. Mr. Erwin retired as the company's President and Chief Executive Officer on May 18, 2011. None of our named executive officers currently is eligible for early retirement under our Pension Plan or Supplemental Pension Plan.

        The normal form of benefit is a single-life annuity payable monthly and other optional forms of benefit are available including a joint and survivor benefit. Accrued benefits under our Supplemental Pension Plan will, at the participant's option, either be paid as monthly payments in the same form as the retirement payments from the Pension Plan or as an actuarially determined lump sum payment upon retirement after age 55.

        For a discussion of how we value these obligations and the assumption we use in that valuation, see Note 8 to our financial statements included in our 2012 Annual Report on Form 10-K. For purposes of determining the present value of accumulated benefits, we have used the normal retirement age under the plans, which is 65.

2012 Pension Benefits

        The following table sets forth information as of December 31, 2012 regarding accumulated benefits to our named executive officers under our Pension Plan, Supplemental Pension Plan and German Pension Plans.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)(3)

Bonnie C. Lind	Neenah Paper Pension Plan	31.0	1,147,599
	Neenah Paper Supplemental
	Pension Plan	31.0	1,493,370

Armin S. Schwinn	German Pension Plan	17.0	791,399
	German Additional
	Pension Plan	17.0	75,891
	Gessner Pension Plan	17.0	203,286

(1)
Includes years of service credited for employment with Kimberly-Clark prior to Neenah's spin-off for Ms. Lind and years of service for Mr. Schwinn related to employment with companies acquired by Neenah as part of its acquisition of Neenah Germany.

(2)
For a description of the assumptions applied in determining the present value of accumulated benefits reported above, see Note 7 to the audited Financial Statements included in our 2012 Annual Report on Form 10-K.

(3)
Mr. Schwinn participates exclusively in German Pension Plans. The value of these plans has been converted from Euros to US Dollars using a December 31, 2012 conversion of Euro to US Dollars at 1 to 1.3215.

2012 Nonqualified Deferred Compensation

        The Supplemental RCP is a nonqualified excess benefit and supplemental retirement plan pursuant to which the Company provides additional retirement benefits to certain highly compensated employees. These Company contributions are intended to provide contributions to those individuals whose benefits under tax-qualified programs are restricted by the limitations permitted by the Internal Revenue Code. Contributions are held for each participant in either an excess benefit or supplemental benefit unfunded separate account. Participant accounts are credited with earnings, gains and losses based on the rate of return of investment funds selected by the participant, which the participant may elect to change in accordance with the participant's elections under the Supplemental RCP. Payments can be tied to termination of employment, including retirement, and would be paid in lump sum. If a participant dies before receiving the full value of their account balance, the participant's beneficiary would receive the remainder of the benefit in one lump sum payment. All accounts would be immediately distributed upon a change in control, subject to a 10% reduction in a current participant's account and a 5% reduction in an account for a retired participant. The Deferred Compensation Plan enables our executive officers to defer a portion of annual cash compensation (base salary and non-equity awards under our MIP). This plan is intended to assist our executive officers in maximizing the value of the compensation they receive from the Company and assist in their retention. Named executive officer participation in the Supplemental RCP and the Deferred Compensation Plan in 2012 is as follows:

Name	Executive Contributions in last Fiscal Year(1)	Company Contributions in last Fiscal Year(2)	Aggregate Earnings in last Fiscal Year	Aggregate Withdrawal/ Distributions	Aggregate Balance at Last Fiscal Year

John P. O'Donnell	0	$59,979	$21,590	0	$170,427
President and Chief
Executive Officer

Steven S. Heinrichs	0	$14,739	$7,115	0	$86,587
Senior Vice President,
General Counsel and Secretary

Julie A. Schertell	0	$14,213	$3,196	0	$34,040
Senior Vice President,
Fine Paper

(1)
None of our named executive officers elected to defer compensation in 2012 under the Deferred Compensation Plan

(2)
Amounts are reported as 2012 compensation in the "All Other Compensation" column of the Summary Compensation Table.

Potential Payments Upon Termination

        Except for Mr. Schwinn as noted in footnote 8 below, we do not have employment agreements or other individual arrangements with our named executive officers that provide for specific benefits upon a termination of employment. In general, upon termination of employment, an executive officer will receive compensation and benefits for which he or she has already vested. This includes accrued but unpaid salary, accrued and unused vacation pay, and payments and benefits accrued under our broad-based benefit programs. The following section describes certain payments and benefits that would be payable to our named executive officers in the event of their involuntary termination in connection with a change-in-control of Neenah, or other involuntary termination.

  Involuntary Termination in Connection with a Change in Control

        The Neenah Paper Executive Severance Plan (the "Executive Severance Plan") covers designated officers, including all of our named executive officers, and provides certain severance benefits upon termination of employment following a change in control of Neenah. Upon termination of the officer's employment by Neenah without "cause" or by the officer for "good reason" (as defined in the Executive Severance Plan) within the two-year period following a change in control or a termination by us without "cause" during the one-year period preceding such a change in control, the officer will be entitled to a lump-sum cash payment equal to the sum of: (i) two times the sum of his annual base salary and targeted annual bonus; (ii) any qualified retirement plan benefits forfeited as a result of such termination; (iii) the amount of retirement benefits such officer would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination; (iv) the cost of medical and dental COBRA premiums for a period of two years; and (v) a cash settlement of any accrued retiree medical credits. In addition, the officer will be eligible to receive outplacement services for a period of two years (up to a maximum cost to us of $50,000). Payment of the benefits under the Executive Severance Plan is subject to the applicable executive executing an agreement that includes restrictive covenants and a general release of claims against us. The Executive Severance Plan has been designed to limit exposure for any "parachute" excise taxes; but if such excise taxes apply, we will reimburse the officer on an after-tax basis for any excise taxes incurred by that executive due to payments received under the Executive Severance Plan.

        The following table shows the payments that would be made to each of our named executive officers under the Executive Severance Plan in connection with a change-in-control termination.

Payments(8)	John P. O'Donnell	Bonnie C. Lind	Steven S. Heinrichs	Julie A. Schertell

Severance(1)	1,785,000	1,023,000	870,012	840,000
Prorata Non-Equity Incentive Payment(2)	367,500	181,500	145,002	140,000
Unvested Stock Option Spread(3)	809,630	138,107	100,199	77,387
Unvested Restricted Stock(4)	1,679,161	789,644	594,084	506,909
LTCP Payment	0	0	0	0
Retirement Benefit Payment(5)	174,789	532,697	61,840	57,339
Welfare Benefit Values(6)	46,954	46,954	51,465	46,954
Outplacement	50,000	50,000	50,000	50,000
Excise Tax & Gross-Up(7)	1,269,316	0	0	427,985

Aggregate Payments	6,209,350	2,761,902	1,872,602	2,146,574

(1)
Severance payment equal to two times the sum of the executive's annual base salary at the time of the termination plus the target bonus.

(2)
The Target Non-Equity Incentive Payment is prorated for the number of days in the calendar year prior to termination due to assumed termination on December 31, 2012.

(3)
Total value of unvested stock option spread and unvested restricted stock that would become vested upon a change in control assuming a share price of $28.33 and a change-in-control date of December 31, 2012.

(4)
All unearned target performance share units vest upon a change-in-control event. Amounts are based on target 2011 and 2012 performance share unit grants.

(5)
Actuarial value attributable to retirement benefits.

(6)
Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for two years post-termination.

(7)
Gross-up payments covering the full cost of applicable excise taxes under Code sections 280G and 4999. In 2011 the Compensation Committee closed the plan to new participants and determined that it would phase out the excise tax gross up provision in the Executive Severance Plan for the current named executive officers.

(8)
Mr. Schwinn does not participate in the Neenah Paper Executive Severance Plan. He is covered by a separate employment agreement which provides a twelve month notice period from the end of the calendar year. Mr. Schwinn's equity grants contain change in control provisions that provide for vesting and payments for his 2011 and 2012 LTCP performance shares. The value at the end of 2012 was $367,719. The equity awards contain provisions that are similar to the U.S. provisions in the case of illness, accident or death. In addition, Mr. Schwinn's employment contract provides for salary continuation to him or his surviving family members for a period of three months in the case of illness, accident or death.

  Other Involuntary Termination

        The Neenah Paper Severance Pay Plan (the "Severance Pay Plan") provides regular severance to our executive officers. Participation in the Severance Pay Plan is conditioned upon each participant's execution of a noncompete agreement. In the event of a qualifying termination, the Severance Pay Plan generally provides officers (including named executive officers) severance equal to one year of base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The following directors served on the Compensation Committee during 2012: Messrs. Moore, McGovern and Dr. Wood. None of the members of the Compensation Committee was an officer or employee of Neenah during 2012 or any time prior thereto, and none of the members had any relationship with Neenah during 2012 that required disclosure under Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act and rules and regulations of the SEC thereunder require our directors, officers and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC rules and regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during 2012, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements, except that Mr. Moore filed a Form 4 late on April 8, 2013 representing restricted stock units granted in lieu of a quarterly cash dividend granted in 2012 and 2013.

 AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of Neenah's financial reporting, including the performance and the independence of Neenah's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"). On November 30, 2004, our Board of Directors adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. The Audit Committee reviewed and discussed with management and Deloitte our audited financial statements for the fiscal year ended December 31, 2012. The Audit Committee also discussed with Deloitte the matters required to be discussed under Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU § 380).

        The Audit Committee received the written disclosures and other communications from Deloitte that are required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Audit Committee, which included independence considerations. The Audit Committee reviewed the audit and non-audit services provided by Deloitte for the fiscal year ended December 31, 2012 and determined to engage Deloitte as the independent registered public accounting firm of Neenah for the fiscal year ending December 31, 2013. The Audit Committee also received and reviewed a report by Deloitte outlining communications required by NYSE listing standards describing: (1) the firm's internal quality control procedures; (2) any material issue raised by a) the most recent internal quality control review of the firm, b) peer review of the firm, or c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with issues; and (3) (to assess Deloitte's independence) all relationships between Deloitte and us.

        Based upon the Audit Committee's review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements for the year ended December 31, 2012 in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Audit Committee:
Timothy S. Lucas, Chairman Philip C. Moore Stephen M. Wood

PROPOSAL 4—
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. As a matter of good corporate practice, the Board has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Deloitte & Touche LLP has served as our independent registered public accounting firm since our spin-off from Kimberly-Clark Corporation in November 2004 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of Neenah and its stockholders.

        Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

        The Audit Committee and the Board unanimously recommend that the stockholders vote "FOR" the proposal to ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES AND SERVICES

Audit Fees

        Aggregate fees for professional services rendered for us by Deloitte & Touche LLP, the member firms of Deloitte Touche and Tohmatsu and their respective affiliates ("Deloitte & Touche") as of or for the fiscal years ended December 31, 2012 and December 31, 2011 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal year for the integrated audit of our annual financial statements and review of statutory and regulatory filings. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	2012	2011
Audit Fees	1,585,790	1,361,160
Audit-Related Fees	0	0
Tax Fees	35,660	0
All Other Fees	0	0

Total	$1,621,450	$1,361,160

        Audit Fees were for professional services rendered for the audit of our annual consolidated financial statements including the audit of our internal control over financial reporting and review of quarterly reports on Form 10-Q filed by us with the SEC.

        Tax Fees were for professional services rendered to compile a summary of our existing tax accounting methods that may be impacted by the proposed Tangible Property Regulations of the Internal Revenue Service.

Policy on Audit Committee Pre-Approval

        To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly-traded company from obtaining certain non-audit services from its independent registered public accounting firm. The law also requires the audit committee of a publicly traded company to pre-approve other services provided by the independent registered public accounting firm. Pursuant to its charter, the Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. In its pre-approval of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor's independence. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed by the independent registered public accounting firm in fiscal 2011 and fiscal 2012, including those services described in the table above under the captions "Audit Fees."

STOCKHOLDERS' PROPOSALS FOR 2014 ANNUAL MEETING

        Proposals of stockholders, excluding nominations for the Board, intended to be presented at the 2014 Annual Meeting should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Alpharetta, Georgia, on or before the date that is 120 calendar days prior to the first anniversary of the date that this Proxy Statement is released to stockholders, to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting and to be introduced for action at the 2014 Annual Meeting. In the event that the date of the 2014 Annual Meeting is changed more than thirty days from the date of this year's meeting, notice by stockholders should be received no later than the close of business on the later of the 150th calendar day prior to the 2014 meeting or the 10th calendar day on which public announcement of the date of such meeting is first made.

        Any stockholder proposal must be in writing and must comply with Rule 14a-8 under the Exchange Act and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting; (ii) the name and address, as they appear on our books, of the stockholder submitting the proposal; (iii) the class and number of shares that are beneficially owned by such stockholder; (iv) the dates on which the stockholder acquired the shares; (v) documentary support for any claim of beneficial ownership as required by Rule 14a-8; (vi) any material interest of the stockholder in the proposal; (vii) a statement in support of the proposal; and (viii) any other information required by the rules and regulations of the SEC. Stockholder nominations for the Board must comply with the procedures set forth above under "Corporate Governance—Nomination of Directors."

        The failure of a stockholder to deliver a proposal in accordance with the requirements of the preceding paragraph may result in it being excluded from our Proxy Statement and ineligible for consideration at the 2014 Annual Meeting. Further, the submission of a proposal in accordance with the requirements of the preceding paragraph does not guarantee that we will include it in our Proxy Statement or that it will be eligible for consideration at the 2014 Annual Meeting. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of the submission deadline to discuss the proposal.

 OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and vote at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Neenah and its stockholders.

HOUSEHOLDING OF NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND
PROXY MATERIALS

        The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for Notices, and if applicable, the proxy statements and annual reports, with respect to two or more stockholders sharing the same address by delivering a single Notice to those stockholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. Neenah and certain intermediaries are householding Notices, and if applicable, proxy statements and annual reports, for shareholders of record in connection with its 2013 Annual Meeting. This means that:

  •
  Only one Notice, and if applicable, proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary;

  •
  You can contact Neenah by calling 678-566-6500 or by writing to INVESTOR RELATIONS, Neenah Paper, Inc., at 3460 Preston Ridge Road, Preston Ridge III, Suite 600, Alpharetta, Georgia 30005 to request a separate copy of the Notice, and if applicable, proxy statement and annual report, for the 2013 Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and

  •
  You can request delivery of a single copy of the Notice, and if applicable, proxy statement and annual report, from your bank or broker if you share the same address as another Neenah shareholder and your bank or broker has determined to household proxy materials.

ANNEX A

Amended and Restated Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan

2004 Omnibus Stock and Incentive
Compensation Plan

Neenah Paper, Inc.

Amended and Restated
Effective May 30, 2013

Neenah Paper, Inc.
2004 Omnibus Stock and Incentive Compensation Plan

Article 1.    Establishment and Purpose

        1.1    Establishment.    Neenah Paper, Inc., a Delaware corporation (the "Company"), has established an incentive compensation plan known as the 2004 Omnibus Stock and Incentive Compensation Plan, as amended and restated in this document (the "Plan").

        The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards.

        The Plan is an amendment and restatement of the plan that became effective December 1, 2004 (the "Prior Plan"), and will become effective May 30, 2013 (the "Effective Date"), subject to approval of the Plan by the Company's shareholders. The Plan shall govern Awards granted under the Plan as well as Awards granted under the Prior Plan, subject to Section 19.1.

        1.2    Purpose of the Plan.    The purpose of the Plan is to provide a means whereby Employees, Directors, and Third-Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third-Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

Article 2.    Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

  2.1
  "Affiliate" means the Company and any company, person or organization which, on the date of determination, (A) is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control with (within the meaning of Code section 414(c)) the Company; (C) is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company; or (D) is otherwise required to be aggregated with the Company pursuant to Code section 414(o) and regulations promulgated thereunder.

  2.2
  "Annual Award Limit" or "Annual Award Limits" have the meaning set forth in Section 4.3.

  2.3
  "Award" means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

  2.4
  "Award Agreement" means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award.

  2.5
  "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.6
  "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.7
  "Cash-Based Award" means an Award granted to a Participant as described in Article 10.

  2.8
  "Cause," unless otherwise set forth in the Participant's Award Agreement, means the Participant's:

  (a)
  Willful failure to perform his duties and responsibilities;

  (b)
  Embezzlement, fraud, or misappropriation against or with respect to the Company, its Subsidiaries, and/or their assets;

  (c)
  Conviction of a felony charge or a plea of guilty or nolo contendre to a felony charge;

  (d)
  Use of alcohol and/or drugs (whether prescription or nonprescription) which impairs the Participant's ability to perform his duties and responsibilities;

  (e)
  Unlawful trading in the securities of any corporation (including the Company) based on information gained as a result of the Participant's performance of services for the Company;

  (f)
  Violation of any of the corporate policies, work rules, or standards of the Company, including but not limited to the Code of Conduct, sexual harassment policy, and insider trading policy, or violation of any applicable statute, regulation, or rule, or provision of any applicable code of professional ethics; or

  (g)
  Willful disclosure to unauthorized persons of confidential information or trade secrets of the Company.

    The Committee shall determine, in its sole discretion, whether a Participant is being terminated for any of the reasons outlined in (a) through (g); provided that such determination by the Committee shall apply only to Awards granted under this Plan.

  2.9
  "Change in Control" means any of the following events:

  (a)
  The acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 2.9, the following acquisitions shall not constitute a Change in Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or Subsidiaries, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.9(c);

  (b)
  During any period of two consecutive years, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

    (c)
    Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the company resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Successor Entity") in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section 2.9) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

    (d)
    A complete liquidation or dissolution of the Company.

    Notwithstanding the foregoing, if specified in an Award Agreement or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Change in Control shall not be deemed to have occurred unless the event also qualifies as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets under Code Section 409A(a)(2)(A)(v).

  2.10
  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and as construed and interpreted by valid regulations or rulings issued thereunder.

  2.11
  "Committee" means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

  2.12
  "Company" means Neenah Paper, Inc., a Delaware corporation, and any successor thereto as provided in Article 21 herein.

  2.13
  "Consolidated Operating Earnings" means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

  2.14
  "Covered Employee" means a Participant who is a "covered employee," as defined in Code Section 162(m) and the Treasury regulations promulgated under Code Section 162(m), or any successor statute.

  2.15
  "Covered Employee Annual Incentive Award" means an Award granted to a Covered Employee as described in Article 12.

  2.16
  "Director" means any individual who is a member of the Board of Directors of the Company.

  2.17
  "Disability" means a physical or mental illness, injury or impairment which causes a Participant to meet the requirements to receive long-term disability benefits under a plan sponsored by the Company, its Affiliates, and/or its Subsidiaries or if no such plan is applicable, a Participant's inability to engage in the essential functions of his duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration, as determined by a medical professional selected by the Committee. Notwithstanding the foregoing, Disability means, as to an ISO, a "permanent and total disability" within the meaning of Code section 22(e)(3).

  2.18
  "Disabled" means a Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant's employer.

  2.19
  "Effective Date" has the meaning set forth in Section 1.1.

  2.20
  "Employee" means any employee of the Company, its Affiliates, and/or its Subsidiaries.

  2.21
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.22
  "Extraordinary Items" means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; or (iii) the effect of a merger or acquisition, recorded in accordance with the criteria for Extraordinary Items in Accounting Standards Codification ("ASC") Topic 225.

  2.23
  "Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) or national securities market on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. For purposes of determining the Fair Market Value of a Share on the date the Company becomes a separate publicly traded Company, the Fair Market Value of a Share shall be determined as the average of the opening and closing prices of the Company's common stock on the New York Stock Exchange on the first day of regular-way trading.

  2.24
  "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7.

  2.25
  "Good Reason," unless otherwise set forth in the Participant's Award Agreement, means either of the following:

  (a)
  A reduction of a Participant's base salary by ten percent (10%) or more, unless substantially similar salary reductions are applicable to other similarly-situated employees of the Company; or

  (b)
  Without the express written agreement of the Participant, any assignment or change in duties that would require the relocation of the Participant's work place to a location that is more than fifty (50) miles from the Participant's work place immediately prior to a Change in Control of the Company; provided however, the relocation of the Participant's work place must also increase the regular commute distance between the Participant's residence and work place by more than twenty-five (25) miles (one-way).

    Notwithstanding the foregoing, if a Participant is also a participant in the Company's Executive Severance Plan, "Good Reason" shall have the same meaning as any definition of "good reason" under the Executive Severance Plan, unless otherwise specified in the Award Agreement.

  2.26
  "Grant Price" means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

  2.27
  "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

  2.28
  "Insider" shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

  2.29
  "Nonemployee Director" means a Director who is not an Employee.

  2.30
  "Nonemployee Director Award" means any Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

  2.31
  "Nonqualified Stock Option" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

  2.32
  "Operating Cash Flow" means cash flow from operating activities as defined in ASC Topic 230, Statement of Cash Flows.

  2.33
  "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

  2.34
  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.35
  "Option Term" means the period of time an Option is outstanding as the Committee shall determine at the time of grant; provided, however, no Option shall be outstanding later than the tenth (10th) anniversary date of its grant, unless otherwise required by applicable law.

  2.36
  "Other Stock-Based Award" means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

  2.37
  "Participant" means any eligible individual as set forth in Article 5 to whom an Award is granted.

  2.38
  "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the applicable treasury regulations thereunder for certain performance-based compensation paid to Covered Employees.

  2.39
  "Performance Measures" means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

  2.40
  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout, exercisability and/or vesting with respect to an Award.

  2.41
  "Performance Share" means an Award under Article 9 herein and subject to the terms of the Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

  2.42
  "Performance Unit" means an Award under Article 9 herein and subject to the terms of the Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

  2.43
  "Period of Restriction" means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

  2.44
  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.45
  "Plan" means this Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan.

  2.46
  "Plan Year" means the short period beginning on the Effective Date and ending on December 31, 2004; and thereafter, each twelve (12) calendar month period beginning on January 1 and ending on the following December 31.

  2.47
  "Restricted Stock" means an Award granted to a Participant pursuant to Article 8.

  2.48
  "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

  2.49
  "Retirement," for purposes of the Plan unless otherwise specified in the Award Agreement, means

  (a)
  in the case of Awards granted under the Plan on or after the Effective Date, termination of employment by a Participant who is also an Employee, after attaining age fifty-five (55) and completing at least five (5) Years of Vesting Service; or

  (b)
  in the case of Awards granted under the Prior Plan before the Effective Date, termination of employment by a Participant who is also an Employee, after (i) the later of attaining age sixty-five (65) or the fifth anniversary of the Participant's date of hire, or (ii) attaining age fifty-five (55) and completing at least five (5) Years of Vesting Service;

      provided, however, if a Participant is a participant under the Company's Pension Plan or Retirement Contribution Plan, "Retirement" shall mean satisfying the requirements for "retirement" or "early retirement" as defined in the applicable plan.

  2.50
  "Service Vesting Awards" means an Award, the vesting of which is contingent solely on the continued service of the Participant as an Employee or a Director.

  2.51
  "Share" means a share of common stock of the Company, $.01 par value per share.

  2.52
  "Stock Appreciation Right" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.53
  "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

  2.54
  "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

  2.55
  "Third-Party Service Provider" means any consultant, agent, advisor, or independent contractor who renders services to the Company, its Affiliates, and/or its Subsidiaries that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

  2.56
  "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, the Participant's beneficiary or the Participant's dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

  2.57
  "Year of Vesting Service" shall be determined in the same manner as year of vesting service is determined in the Neenah Paper Pension Plan or Neenah Paper Retirement Contribution Plan, whichever is applicable to the Participant; however, if such plan is subsequently terminated, the Committee shall determine the meaning of such term, in its sole discretion.

Article 3.    Administration

        3.1    General.    The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

        3.3    Delegation.    The Committee may authorize individuals other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan, provided, however, the delegation of authority to grant Awards shall be limited to grants by the Chief Executive Officer to newly hired employees, or to respond to special recognition or retention needs, and any such grants shall be limited to eligible Participants who are not subject to section 16 of the Exchange Act. The delegation of authority shall be limited as follows: (a) with respect to individuals who are subject to section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of a grant or Award and authority to administer Awards shall not be delegated by the Committee; (b) the maximum number of Shares covered by Awards which may be granted by the Chief Executive Officer within any calendar year period shall not exceed three hundred thousand (300,000); (c) any delegation shall satisfy all applicable requirements of rule 16b-3 of the Exchange Act, or any successor provision; and (d) no such delegation shall result in the disallowance of a deduction to the Company under section 162(m) of the Code or any successor section. Any individual to whom such authority is granted shall continue to be eligible to receive Awards under the Plan.

Article 4.    Shares Subject to the Plan and Maximum Awards

  4.1
  Number of Shares Available for Awards.

  (a)
  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the "Share Authorization") shall be the sum of (i) the number of Shares subject to outstanding Awards under the Prior Plan as of the Effective Date, (ii) the number of Shares authorized and available for issuance of future Awards under the Prior Plan immediately before the Effective Date, and (iii) one million five hundred seventy-seven thousand (1,577,000) Shares.

  (b)
  Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be the maximum number of Shares available for issuance under the Plan.

  (c)
  Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to Nonemployee Directors upon or after the Effective Date shall be five hundred thousand (500,000) Shares, and no Nonemployee Director may receive Awards subject to more than fifty thousand (50,000) Shares in any Plan Year.

        4.2    Share Usage.    Shares issued pursuant to Options or SARs that are granted on or after the Effective Date shall reduce the number of Shares available under Section 4.1(a) by one (1) Share with respect to each Share issued pursuant to such Award. Shares issued pursuant to Awards other than Options or SARs that are granted on or after the Effective Date shall reduce the number of Shares available under Section 4.1(a) by two and 3/10's (2.3) Shares with respect to each Share issued pursuant to such Award. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise are terminated or paid without the issuance of such Shares, are withheld to pay tax withholding, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Notwithstanding the foregoing, in the case of Options or SARs granted on or after the Effective Date, (a) Shares tendered by a Participant to the Company or withheld by the Company as full or partial payment of the Option Price, (b) the excess of the number of Shares to which a SAR relates over the number of Shares actually issued upon exercise of the SAR, and (c) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the exercise of an Option or a SAR shall not be available for issuance under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares, treasury Shares or from Shares reacquired by the Company, including Shares purchased in the open market.

        4.3    Annual Award Limits.    To the extent required under Code Section 162(m) for Awards that are intended to qualify as qualified performance-based compensation to so qualify, the following limits (each an "Annual Award Limit" and, collectively, "Annual Award Limits") shall apply to grants of Awards under the Plan:

  (a)
  Options:    The maximum aggregate number of Shares subject to Options granted in any one (1) Plan Year to any one (1) Participant shall be three hundred thousand (300,000) Shares.

  (b)
  SARs:    The maximum number of Shares subject to Stock Appreciation Rights granted in any one (1) Plan Year to any one (1) Participant shall be three hundred thousand (300,000) Shares.

  (c)
  Restricted Stock or Restricted Stock Units:    The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one (1) Plan Year to any one (1) Participant shall be two hundred thousand (200,000) Shares.

  (d)
  Performance Units or Performance Shares:    The maximum aggregate Award of Performance Units or Performance Shares that any one (1) Participant may receive in any one (1) Plan Year shall be two hundred thousand (200,000) Shares if such Award is payable in Shares, or equal to the value of two hundred thousand (200,000) Shares if such Award is payable in cash or property other than Shares determined as of the earlier of vesting or payout.

  (e)
  Cash-Based Awards:    The maximum aggregate amount awarded or credited with respect to Cash-Based Awards pursuant to Section 10.1 to any one (1) Participant in any one (1) Plan Year may not exceed five million (5,000,000) dollars.

  (f)
  Covered Employee Annual Incentive Award:    The maximum aggregate amount awarded or credited in any one (1) Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Article 12.

  (g)
  Other Stock-Based Awards:    The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one (1) Plan Year to any one (1) Participant shall be two hundred thousand (200,000) Shares.

        4.4    Adjustments in Authorized Shares.

  (a)
  The number of Shares reserved for Awards, the number of Shares reserved for issuance upon the exercise, settlement, or payment of each Award and upon vesting, settlement, or grant of each Award, the Option Price of each outstanding Option, the Grant Price of each outstanding SAR, the specified number of shares of stock to which each outstanding Award pertains, and the maximum number of Shares pursuant to Section 3.3, 4.1(c) and 4.3, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the Shares underlying an Award to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an "Equity Restructuring").

  (b)
  In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for Shares, or a Change in Control, that in each case does not constitute an Equity Restructuring, subject to Article 18, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Subsection may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

Article 5.    Eligibility and Participation

        5.1    Eligibility.    Individuals eligible to participate in this Plan include all Employees, Directors, and Third-Party Service Providers.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.    Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided, that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the Treasury regulations thereunder).

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall be recorded by an administrator of the Plan, who shall also record the Option Price and the number of Shares to which the Option pertains. The Award Agreement shall include conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

        6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be recorded by the administrator of the Plan. The Option Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, or (ii) set at a premium to the FMV of the Shares on the date of grant; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant except as may be otherwise required by applicable law. No Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, or (b) the Effective Date.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

        Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares. Unless otherwise specified in the Participant's Award Agreement, such Shares acquired pursuant to the exercise of an Option shall not be subject to any transfer restriction.

        6.8    Termination of Employment.    Unless otherwise provided in a Participant's Award Agreement, the Options, which become exercisable as provided in Section 6.5 above, shall be treated as follows:

  (a)
  If a Participant's employment terminates during the Option Term by reason of death, the Options shall immediately vest and terminate and have no force or effect upon the earlier of: (i) thirty-six (36) months after the date of death; or (ii) the expiration of the Option Term.

  (b)
  If a Participant's employment terminates during the Option Term by reason of Disability, the Options shall immediately vest and terminate and have no force or effect upon the earlier of: (i) thirty-six (36) months after the Participant's termination of employment; or (ii) the expiration of the Option Term.

  (c)
  If a Participant's employment terminates during the Option Term by reason of Retirement, the Options shall immediately vest and terminate and have no force or effect upon the earlier of: (i) sixty (60) months after the Participant's termination of employment; or (ii) the expiration of the Option Term.

  (d)
  If a Participant's employment terminates during the Option Term due to dismissal by the Company for Cause, the Options terminate and have no force or effect upon the date of the Participant's termination.

  (e)
  If the Participant's employment terminates during the Option Term for any other reason, the Options terminate and have no force or effect upon the earlier of: (i) ninety (90) days after the Participant's termination of employment; or (ii) the expiration of the Option Term.

  (f)
  If the Participant continues employment with the Company through the Option Term, the Options terminate and have no force or effect upon the expiration of the Option Term.

        6.9    Termination of Service for Directors or Third-Party Service Providers.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's service with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant who is a Director or Third-Party Service Provider, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        6.10    Transferability of Options.

  (a)
  Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.

  (b)
  Nonqualified Stock Options.    No NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, that the Committee may permit transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability but in no circumstances will allow a Participant to transfer the NQSO to a third party for value. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

        6.11    Notification of Disqualifying Disposition.    If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

        6.12    Substituting SARs.    The Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Shares (or SARs paid in Shares or cash at the Committee's discretion) for outstanding Options; provided, the terms of the substituted SARs are the same as the terms for the Options and the aggregate difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the aggregate difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Committee, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

Article 7.    Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        7.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.3    Term of SAR.    The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant, except as otherwise required by applicable law.

        7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

        7.5.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.6    Payment of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

  (b)
  The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        7.7    Termination of Employment.    Unless otherwise provided in a Participant's Award Agreement, the SARs, which become exercisable as provided in Sections 7.4 and 7.5 above, shall be treated as follows:

  (a)
  If a Participant's employment terminates during the SARs term by reason of death, the SARs shall immediately vest and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death; or (ii) the expiration of the SAR term.

  (b)
  If a Participant's employment terminates during the SARs term by reason of Disability, the SARs shall immediately vest and terminate and have no force or effect upon the earlier of: (i) thirty-six (36) months after the Participant's termination of employment; or (ii) the expiration of the SAR term.

  (c)
  If a Participant's employment terminates during the SARs term by reason of Retirement, the SARs shall immediately vest and terminate and have no force or effect upon the earlier of: (i) sixty (60) months after the Participant's termination of employment; or (ii) the expiration of the SAR term.

  (d)
  If a Participant's employment terminates during the SARs term due to dismissal by the Company for Cause, the SARs terminate and have no force or effect upon the date of the Participant's termination.

  (e)
  If the Participant's employment terminates during the SARs term for any other reason, the SARs terminate and have no force or effect upon the earlier of: (i) ninety (90) days after the Participant's termination of employment; or (ii) the expiration of the SAR term.

  (f)
  If the Participant continues employment with the Company through the SARs term, the SARs terminate and have no force or effect upon the expiration of the SAR term.

        7.8    Termination of Service for Directors or Third-Party Service Providers.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant's service with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant who is a Director or Third-Party Service Provider, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        7.9    Nontransferability of SARs.    No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, that the Committee may permit transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability but in no circumstances will allow a Participant to transfer the SAR to a third party for value. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

        7.10    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.    Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        8.2    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    The Shares of Restricted Stock or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment); provided, that the Committee may permit transferability before the end of such period, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability but in no circumstances will allow a Participant to transfer the Restricted Stock or Restricted Stock Units to a third party for value before the end of such period. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

        8.4    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

        Any such restrictions shall be evidenced by a legend on the certificates (if such Shares are certificated) representing the Restricted Stock.

        8.5    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

    The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan, and in the

    associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Neenah Paper, Inc.

        8.6    Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        8.7    Termination of Employment.    Unless otherwise provided in a Participant's Award Agreement, upon termination of employment due to death, Disability, or Retirement, all restrictions on such Restricted Stock or Restricted Stock Units shall terminate. Unless otherwise provided in a Participant's Award Agreement, in the event a Participant's employment terminates for any other reason, including but not limited to, termination with or without Cause by the Company, its Affiliates, and/or its Subsidiaries, or voluntary termination by the Participant, all of the unvested Shares of Restricted Stock and Restricted Stock Units a Participant holds at the time of such termination shall be forfeited to the Company.

        8.8    Termination of Service for Directors or Third-Party Service Providers.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's service with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant who is a Director or Third-Party Service Provider, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.9    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.    Performance Units/Performance Shares

        9.1    Grant of Performance Units/Performance Shares.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

        9.2    Value of Performance Units/Performance Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

        9.3    Earning of Performance Units/Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        9.4    Form and Timing of Payment of Performance Units/Performance Shares.    Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        9.5    Termination of Employment.    Unless otherwise provided in a Participant's Award Agreement, upon termination of employment due to death or Disability, any Performance Units and/or Performance Shares shall become payable on a pro rata basis as if the performance goals have been achieved at target. The proration shall be determined as a function of the length of time within the Performance Period that has elapsed prior to termination of employment. Unless otherwise provided in a Participant's Award Agreement, in the event a Participant's employment terminates for any other reason, including but not limited to, termination with or without Cause by the Company, its Affiliates, and/or its Subsidiaries, or voluntary termination by the Participant, any Performance Units and/or Performance Shares a Participant holds at the time of such termination shall be forfeited.

        9.6    Termination of Service for Directors or Third-Party Service Providers.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant's service with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant who is a Director or Third-Party Service Provider, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability.    Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, that the Committee may permit transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability but in no circumstances will allow a Participant to transfer the Performance Units/Performance Shares to a third party for value. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, a Participant's rights under the Plan shall be exercisable during his lifetime only by such Participant.

Article 10.    Cash-Based Awards and Other Stock-Based Awards

        10.1    Grant of Cash-Based Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

        10.2    Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.3    Value of Cash-Based and Other Stock-Based Awards.    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The

Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

        10.4    Payment of Cash-Based Awards and Other Stock-Based Awards.    Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

        10.5    Termination of Employment.    The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.6    Termination of Service for Directors or Third-Party Service Providers.    The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant's service with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant who is a Director or Third-Party Service Provider, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.7    Nontransferability.    Neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, that the Committee may permit transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability but in no circumstances will allow a Participant to transfer the Cash-Based Awards or Other Stock-Based Awards to a third party for value. Further, except as otherwise provided by the Committee, a Participant's rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

Article 11.    Performance Measures

        11.1    Performance Measures.    Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Net earnings or net income (before or after taxes);

  (b)
  Earnings per share;

  (c)
  Net sales or revenue growth;

  (d)
  Gross or net operating profit;

  (e)
  Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

  (f)
  Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

  (g)
  Earnings before or after taxes, interest, depreciation, and/or amortization;

  (h)
  Gross or operating margins;

  (i)
  Productivity ratios;

  (j)
  Share price (including, but not limited to, growth measures and total shareholder return);

  (k)
  Expense targets;

  (l)
  Margins;

  (m)
  Operating efficiency;

  (n)
  Customer satisfaction;

  (o)
  Working capital targets;

  (p)
  Economic Value Added (EVA®);

  (q)
  Volume;

  (r)
  Capital expenditures;

  (s)
  Market share;

  (t)
  Costs;

  (u)
  Regulatory ratings;

  (v)
  Asset quality;

  (w)
  Net worth; and

  (x)
  Safety.

        Any Performance Measure(s) may be used to measure the performance of the Company, its Affiliates, and/or its Subsidiaries as a whole or any business unit of the Company, its Affiliates, and/or its Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

        11.2    Evaluation of Performance.    The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in ASC Topic 225 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        11.3    Adjustment of Performance-Based Compensation.    Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        11.4    Committee Discretion.    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.1.

Article 12.    Covered Employee Annual Incentive Award

        12.1    Establishment of Incentive Pool.    The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) twenty percent (20%) of the Company's Consolidated Operating Earnings for the Plan Year, or (ii) twenty percent (20%) of the Company's Operating Cash Flow for the Plan Year. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may (1) the incentive pool percentage for any one Covered Employee exceed forty percent (40%) of the total pool, and (2) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

        12.2    Determination of Covered Employees' Portions.    As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee's allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Covered Employee's incentive award then shall be determined by the Committee based on the Covered Employee's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee's allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

Article 13.    Nonemployee Director Awards

        All Awards to Nonemployee Directors shall be determined by the Board or Committee. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 14.    Dividend Equivalents

        Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award other than Options or SARs, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Unless otherwise specified in the Participant's Award Agreement, a Participant shall not be entitled to receive dividend equivalents based on the dividends declared on the Shares that are subject to an Award.

Article 15.    Beneficiary Designation

        If the Committee so determines, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such beneficiary designation, upon the Participant's death, benefits remaining unpaid or rights remaining unexercised, may be paid to or exercised by the Participant's executor or administrator.

Article 16.    Deferrals

        16.1    Deferrals.    The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, Other Stock-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee may establish one or more programs to permit a Participant the opportunity to defer receipt of such consideration and, in its sole discretion, establish rules and procedures for such payment deferrals.

        16.2    Awards Subject to Code Section 409A.    The remaining provisions of this Article 16 shall apply to any Award granted under this Plan that is or becomes subject to Code Section 409A.

        16.3    Deferral and/or Distribution Elections.    The following rules shall apply to any deferral and/or distribution elections ("Elections") that may be permitted or required by the Committee to be made in regard to an award:

  (a)
  All Elections must be in writing and specify the amount of the Award being deferred, as well as the time and form of distribution as permitted by this Plan.

  (b)
  Except as otherwise permitted by Code Section 409A, all Elections shall be made by the end of the Participant's taxable year prior to the year in which services commence for which an Award would otherwise be granted to the individual; provided, however, that if the Award qualifies as "performance-based compensation" for purposes of Code Section 409A, then the deferral election can be made no later than six (6) months prior to the end of the performance period.

  (c)
  Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the beginning of the calendar year for which such Election is to be effective, except as otherwise permitted by Code Section 409A.

        16.4    Subsequent Elections.    The Committee may permit a subsequent election to delay the distribution or change the form of distribution of an Award; however, such subsequent election shall comply with the following requirements:

  (a)
  Such subsequent election may not take effect until at least twelve (12) months after the date on which the subsequent election is made;

  (b)
  In the case of a subsequent election related to a distribution of an award not described in Section 16.5(b), 16.5(c), or 16.5(f), such subsequent election must result in a delay of distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

  (c)
  Any subsequent election related to a distribution pursuant to Section 6.4(d) shall not be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

        16.5    Distributions Pursuant to Elections.    Any Award deferred under this Plan may not be distributed earlier than:

  (a)
  Separation from service (within the meaning of Code Section 409A);

  (b)
  The date the Participant becomes Disabled;

  (c)
  Death;

  (d)
  A specified time (or pursuant to a fixed schedule) specified in the deferral election as of the date of the deferral of such award;

  (e)
  A change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets under Code Section 409A(a)(2)(A)(v); or

  (f)
  The occurrence of an Unforeseeable Emergency.

  Notwithstanding anything else herein to the contrary, to the extent that a Participant is a "Specified Employee" (as defined in Code Section 409A(a)(2)(B)(i)) of the Company, no distribution pursuant to Section 16.5(a) of any deferred amounts may be made before six (6) months after such Participant's date of separation from service, or, if earlier, the date of the Participant's death.

        16.6    Unforeseeable Emergency.    The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Furthermore, to the extent the Committee agrees an Unforeseeable Emergency has occurred for a Participant, the Committee may, in its sole discretion:

  (a)
  Authorize the cessation of deferrals by such Participant under this Plan; or

  (b)
  Provide that, subject to the above requirements, all, or a portion, of any previous deferrals by the Participant shall immediately be paid in a lump-sum payment; or

  (c)
  Provide for such other payment schedule as deemed appropriate by the Committee under the circumstances.

  The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee's decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment of deferrals to the Participant shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

        16.7    No Acceleration of Distributions.    Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Code Section 409A and/or the Secretary of the United States Treasury.

        16.8    Compliance with Code Section 409A.    The provisions of this Article, and all requirements as to deferrals and payment of amounts of deferred compensation under the Plan, are intended to comply with Code Section 409A and shall be construed consistent with that intent.

Article 17.    Rights of Participants

        17.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant's employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

        Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

        17.2    Participation.    No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        17.3    Rights as a Shareholder.    Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 18.    Change in Control

        18.1    Change in Control of the Company.    Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 18 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

        Upon a Change in Control, all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, all other then-outstanding Awards that are Service Vesting Awards shall vest in full and be free of restrictions, and unless otherwise determined by the Committee and set forth in the Participant's Award Agreement, the target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, Performance Shares, and performance-based Cash-Based Awards shall be deemed to have been fully earned and payable as of the effective date of the Change in Control; provided however to the extent that another Award meeting the requirements of Section 18.2 (a "Replacement Award") is provided to the Participant pursuant to Section 4.4 to replace such Award (the "Replaced Award") then Sections 18.2 and 18.3 shall apply in lieu of this Section. The treatment of any other outstanding Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

        18.2    Replacement Awards.    An Award shall meet the conditions of this Section 18.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award, as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 18.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

        18.3    Termination of Employment.    Upon termination of employment without Cause by the Company or termination of directorship of a Director, occurring during the period of two (2) years after such Change in Control, (i) all Replacement Awards held by the Participant shall become fully vested, (if applicable) exercisable and free of restrictions, and (if applicable) fully earned and payable, and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 19.    Amendment, Modification, Suspension, and Termination

        19.1    Amendment, Modification, Suspension, and Termination.    Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's shareholders and except as provided in Sections 4.4 and 6.11, Options or SARs issued under the Plan will not be repriced, repurchased, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

        19.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        19.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 20.    Withholding

        20.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        20.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect or the Company may require, subject to the approval of the Committee and as permitted by the rules established by the Securities and Exchange Commission and/or the Code, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections by Participants shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 21.    Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22.    General Provisions

  22.1
  Forfeiture Events.

  (a)
  The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment or service for Cause, termination of the Participant's provision of services to the Company, its Affiliates, and/or its Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

  (b)
  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

  (c)
  Each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law.

        22.2    Legend.    The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        22.3    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        22.4    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        22.5    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        22.6    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

  (a)
  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

  (b)
  Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        22.7    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        22.8    Investment Representations.    The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

        22.9    Employees Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

  (a)
  Determine which Affiliates and Subsidiaries shall be covered by the Plan;

  (b)
  Determine which Employees and/or Directors, or Third-Party Service Providers outside the United States are eligible to participate in the Plan;

  (c)
  Modify the terms and conditions of any Award granted to Employees and/or Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

  (d)
  Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

  (e)
  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

        22.10    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        22.11    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, its Affiliates, and/or its Subsidiaries, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Affiliates, and/or its Subsidiaries, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

        22.12    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        22.13    Retirement and Welfare Plans.    Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's, its Affiliates', and/or its Subsidiaries' retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan provides that such compensation shall be taken into account in computing a Participant's benefit.

        22.14    Nonexclusivity of the Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

        22.15    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's, its Affiliates', and/or its Subsidiaries' right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company, its Affiliates, and/or its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

        22.16    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

        22.17    Indemnification.    Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by Delaware law.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. NEENAH PAPER, INC. PRESTON RIDGE III 3460 PRESTON RIDGE RD, SUITE 600 ALPHARETTA, GA 30005 M58087-P35904 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. NEENAH PAPER, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: ! ! ! 1. Proposal for election of Class III Directors: Nominees: 01) Sean T. Erwin 02) Edward Grzedzinski 03) John F. McGovern The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 2. Proposal to approve an advisory vote on the Company's executive compensation; ! ! ! 3. Proposal to approve the amendment and restatement of the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan. ! ! ! 4. Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah Paper, Inc. for the fiscal year ending 2013. Any of such attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked. Receipt is acknowledged of the Notice of Annual Meeting of stockholders and the Proxy Card accompanying said Notice. Each of the foregoing matters has been proposed by Neenah and is not conditioned on the approval of any other matter. ! 10. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ANNUAL MEETING OF STOCKHOLDERS Thursday, May 30, 2013 10:00 A.M. 3460 Preston Ridge Road Suite 600 Alpharetta, Georgia 30005 AGENDA: • Proposal for election of Class III Directors; • Proposal to approve an advisory vote on the Company's executive compensation; • Proposal to approve the amendment and restatement of the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan • Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah Paper, Inc. for the fiscal year ending 2013; and • Other business as may properly come before the Annual Meeting (the Board of Directors is currently unaware of any other business to be presented to a vote). Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the 2012 Annual report to Stockholders are available at www.proxyvote.com. FOLD AND DETACH HERE M58088-P35904 NEENAH PAPER, INC. Proxy – Annual Meeting of Stockholders – May 30, 2013 (Solicited on Behalf of the Board of Directors) The undersigned stockholder of Neenah Paper, Inc. hereby constitutes and appoints Bonnie C. Lind, Senior Vice President, Chief Financial Officer and Treasurer and Steven S. Heinrichs, Senior Vice President, General Counsel and Secretary and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent and to vote on behalf of the undersigned all of the shares of Neenah's Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 on Thursday, May 30, 2013 at 10:00 a.m. Eastern Time and at any adjournments thereof, upon the proposals stated on the reverse side which are more fully described in the notice of, and proxy statement for, the Annual Meeting. NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed postpaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Neenah Paper 401(k) Plan and the Neenah Paper Retirement Contribution Plan (093861 & 093863). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern Time on May 27, 2013 you will be treated as directing the Plan's Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote OR as indicated on the reverse side in unvoted share methodology. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side)

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 30, 2013. Meeting Information NEENAH PAPER, INC. Meeting Type: Annual Meeting For holders as of: March 28, 2013 Date: May 30, 2013 Time: 10:00 a.m. Eastern Time Location: 3460 Preston Ridge Road Suite 600 Alpharetta, Georgia 30005 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. NEENAH PAPER, INC. PRESTON RIDGE III 3460 PRESTON RIDGE RD, SUITE 600 ALPHARETTA, GA 30005 M58089-P35904 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: PROXY STATEMENT 2012 ANNUAL REPORT TO STOCKHOLDERS How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. XXXX XXXX XXXX XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 1, 2013 to facilitate timely delivery. M58090-P35904 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX

Voting Items The Board of Directors recommends you vote FOR the following: 1. Proposal for election of Class III Directors: Nominees: 01) Sean T. Erwin 02) Edward Grzedzinski 03) John F. McGovern The Board of Directors recommends you vote FOR the following proposals: 2. Proposal to approve an advisory vote on the Company's executive compensation; 3. Proposal to approve the amendment and restatement of the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan. 4. Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah Paper, Inc. for the fiscal year ending 2013. M58091-P35904

M58092-P35904